Exhibit 10(a)


                                  $300,000,000

                                CREDIT AGREEMENT

                                   dated as of

                                October 29, 1999

                                      among

                            DARDEN RESTAURANTS, INC.

                             The Banks Listed Herein

                      SUNTRUST BANK, CENTRAL FLORIDA, N.A
                              as Syndication Agent

                            FIRST UNION NATIONAL BANK
                             as Documentation Agent

                              BANK OF AMERICA, N.A
                                   As Co-Agent
                                       and

                              WACHOVIA BANK, N.A.
                             as Administrative Agent

              ---------------------------------------------------

                           WACHOVIA SECURITIES, INC.,
                                as Lead Arranger

                                TABLE OF CONTENTS

                                                                            Page


                                   ARTICLE I.


                                   DEFINITIONS

SECTION 1.01         Definitions..............................................1
SECTION 1.02         Accounting Terms and Determinations.....................12
SECTION 1.03         Use of Defined Terms....................................13
SECTION 1.04         Terminology.............................................13
SECTION 1.05         References..............................................13

                                   ARTICLE II.


                                   THE CREDITS

SECTION 2.01         Commitments to Make Syndicated Loans....................13
SECTION 2.02         Method of Borrowing Syndicated Loans....................14
SECTION 2.03         Money Market Loans......................................15
SECTION 2.04         Notes...................................................18
SECTION 2.05         Maturity of Loans.......................................19
SECTION 2.06         Interest Rates..........................................19
SECTION 2.07         Fees....................................................21
SECTION 2.08         Optional Termination or Reduction of Commitments........22
SECTION 2.09         Mandatory Reduction and Termination of Commitments......22
SECTION 2.10         Optional Prepayments....................................22
SECTION 2.11         Mandatory Prepayments...................................23
SECTION 2.12         General Provisions as to Payments.......................23
SECTION 2.13         Computation of Interest and Fees........................24

                                  ARTICLE III.


                            CONDITIONS TO BORROWINGS

SECTION 3.01         Conditions to First Borrowing...........................24
SECTION 3.02         Conditions to All Borrowings............................26

                                   ARTICLE IV.


                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01         Organization; Power; Qualification......................26
SECTION 4.02         Subsidiaries and Capitalization.........................26

SECTION 4.03         Authorization of Agreement, Loan Documents and
                       Borrowing.............................................27
SECTION 4.04         Compliance of Agreement, Loan Documents and Borrowing
                       with Law, Etc.........................................27
SECTION 4.05         Compliance with Law; Governmental Approvals.............27
SECTION 4.06         Tax Returns and Payments................................28
SECTION 4.07         Intellectual Property Matters...........................28
SECTION 4.08         Environmental Matters...................................28
SECTION 4.09         ERISA...................................................28
SECTION 4.10         Margin Stock............................................29
SECTION 4.11         Government Regulation...................................29
SECTION 4.12         Financial Statements....................................29
SECTION 4.13         Title to Properties.....................................29
SECTION 4.14         Debt and Liens..........................................30
SECTION 4.15         Litigation..............................................30
SECTION 4.16         Absence of Defaults.....................................30
SECTION 4.17         Accuracy and Completeness of Information................30
SECTION 4.18         Insolvency..............................................30
SECTION 4.19         Insurance...............................................31
SECTION 4.20         Compliance with Year 2000 Plan..........................31

                                   ARTICLE V.


                                    COVENANTS

SECTION 5.01         Financial Information and Notices.......................31
SECTION 5.02         Preservation of Corporate Existence and Related Matters.34
SECTION 5.03         Maintenance of Property.................................34
SECTION 5.04         Insurance...............................................34
SECTION 5.05         Accounting Methods and Financial Records................34
SECTION 5.06         Payment and Performance of Obligations..................34
SECTION 5.07         Compliance with Laws, Approvals and Agreements..........35
SECTION 5.08         Compliance with ERISA...................................35
SECTION 5.09         Conduct of Business.....................................35
SECTION 5.10         Loans or Advances.......................................35
SECTION 5.11         Investments.............................................35
SECTION 5.12         Visits and Inspections..................................35
SECTION 5.13         Limits on Liens.........................................36
SECTION 5.14         Limitations on Mergers, Liquidations and Sales
                       of Assets.............................................37
SECTION 5.15         Certain Accounting Changes..............................37
SECTION 5.16         Change in Fiscal Year...................................37
SECTION 5.17         Restrictive Agreements..................................37
SECTION 5.18         Acquisitions............................................37
SECTION 5.19         Y2K Plan................................................38
SECTION 5.20         Ratio of Consolidated Total Debt to Consolidated Total
                       Capitalization........................................38

                                   ARTICLE VI.


                                    DEFAULTS

SECTION 6.01         Events of Default.......................................38
SECTION 6.02         Notice of Default.......................................40

                                  ARTICLE VII.


                            THE ADMINISTRATIVE AGENT

SECTION 7.01         Appointment, Powers and Immunities......................40
SECTION 7.02         Reliance by Administrative Agent........................41
SECTION 7.03         Defaults................................................41
SECTION 7.04         Rights of Administrative Agent as a Bank................41
SECTION 7.05         Indemnification.........................................42
SECTION 7.06         CONSEQUENTIAL DAMAGES...................................42
SECTION 7.07         Payee of Note Treated as Owner..........................42
SECTION 7.08         Non-Reliance on Administrative Agent and Other Banks....42
SECTION 7.09         Failure to Act..........................................43
SECTION 7.10         Resignation or Removal of Administrative Agent..........43

                                  ARTICLE VIII.


                      CHANGE IN CIRCUMSTANCES; COMPENSATION

SECTION 8.01         Basis for Determining Interest Rate Inadequate or
                       Unfair................................................43
SECTION 8.02         Illegality..............................................44
SECTION 8.03         Increased Cost and Reduced Return.......................44
SECTION 8.04         Base Rate Loans or Other Fixed Rate Loans Substituted
                       for Affected Fixed Rate Loans.........................46
SECTION 8.05         Compensation............................................46

                                   ARTICLE IX.


                                  MISCELLANEOUS

SECTION 9.01         Notices.................................................47
SECTION 9.02         No Waivers..............................................47
SECTION 9.03         Expenses; Documentary Taxes; Indemnification............47
SECTION 9.04         Setoffs; Sharing of Set-Offs............................48
SECTION 9.05         Amendments and Waivers..................................49
SECTION 9.06         Margin Stock Collateral.................................49
SECTION 9.07         Successors and Assigns..................................49
SECTION 9.08         Confidentiality.........................................51

SECTION 9.09         Representation by Banks.................................52
SECTION 9.10         Obligations Several.....................................52
SECTION 9.11         Survival of Certain Obligations.........................52
SECTION 9.12         Georgia Law.............................................52
SECTION 9.13         Severability............................................52
SECTION 9.14         Interest................................................52
SECTION 9.15         Interpretation..........................................52
SECTION 9.16         Waiver of Jury Trial; Consent to Jurisdiction...........52
SECTION 9.17         Counterparts............................................53

EXHIBIT A.........         Form of Syndicated Note
EXHIBIT B.........         Form of Money Market Note
EXHIBIT C.........         Form of Opinion of Counsel for the Borrower
EXHIBIT D.........         Form of Opinion of Special Counsel for the
                           Administrative Agent
EXHIBIT E.........         Form of Money Market Quote Request
EXHIBIT F.........         Form of Money Market Quote
EXHIBIT G.........         Form of Closing Certificate
EXHIBIT H.........         Form of Secretary's Certificate
EXHIBIT I.........         Form of Compliance Certificate
EXHIBIT J.........         Form of Assignment and Acceptance
EXHIBIT K.........         Form of Notice of Borrowing

                                CREDIT AGREEMENT

     AGREEMENT dated as of October 29, 1999 among DARDEN RESTAURANTS, INC., a Florida corporation, the BANKS listed on the signature pages hereof, SUNTRUST BANK, CENTRAL FLORIDA, N.A. as Syndication Agent, FIRST UNION NATIONAL BANK as Documentation Agent, BANK OF AMERICA, N.A., as Co-Agent, and WACHOVIA BANK, N.A., as Administrative Agent.

         The parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     SECTION 1.01 Definitions. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

     "Acquisition" means any transaction pursuant to which the Borrower or any of its Subsidiaries, directly or indirectly, in its own name or by or through a nominee or an agent (a) acquires equity Securities (or warrants, options or other rights to acquire such Securities) of any Person other than the Borrower or any Person which is not then a Subsidiary of the Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any Person a Subsidiary of the Borrower, or causes any Person other than a Subsidiary to be merged into the Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding Securities, in exchange for such Securities, of cash or Securities of the Borrower or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any Person.

     "Adjusted  London  Interbank  Offered  Rate" has the  meaning  set forth in
Section 2.06(c).

     "Administrative Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as Administrative Agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

     "Affiliate" of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (iii) any other Person of which such Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Administrative Agent's Letter Agreement" means that certain letter agreement, dated as of August 27, 1999 among the Borrower, the Administrative Agent and the Lead Arranger relating to the structure of the Loans, and certain fees from time to time payable by the Borrower to the Administrative Agent and the Lead Arranger, together with all amendments and modifications thereto.

     "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

     "Applicable  Facility  Fee  Rate"  has the  meaning  set  forth in  Section
2.07(a).

     "Applicable  Law"  means  all  applicable   provisions  of   constitutions,
statutes, rules, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

     "Applicable Utilization Fee Rate" has the meaning set forth in Section 2.07(b).

     "Applicable Margin" has the meaning set forth in Section 2.06(a).

     "Assignee" has the meaning set forth in Section 9.07(c).

     "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.07(c) in the form attached hereto as Exhibit J.

     "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and assigns.

     "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent above the Federal Funds Rate for such day. For purposes of determining the Base Rate for any day, changes in the Prime Rate and the Federal Funds Rate shall be effective on the date of each such change.

     "Base Rate Loan" means a Loan that bears or is to bear interest at a rate based upon the Base Rate.

     "Borrower" means Darden Restaurants, Inc., a Florida corporation, and its successors and permitted assigns.

     "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by, in the case of a Syndicated Borrowing, the Banks, or, in the case of a Money Market Borrowing, one or more of the Banks, in each case pursuant to Article II. A Borrowing is a "Syndicated Borrowing" if such Loans are Syndicated Loans or a "Money Market Borrowing" if such Loans are Money Market Loans. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans.

     "Capital Lease" means a lease of any property (whether real, personal or mixed) that should, in accordance with GAAP, appear on a Consolidated balance sheet of the Borrower and its Subsidiaries as a liability in respect of such lease.

     "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

     "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.ss.9601 et seq. and its implementing regulations and amendments.

     "Change of Law" shall have the meaning set forth in Section 8.02.

     "Closing Certificate" has the meaning set forth in Section 3.01(e).

     "Closing Date" means October 29, 1999.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

     "Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof, or (ii) as to any Bank which enters into an Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Sections 2.08.

     "Consolidated" means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

     "Consolidated   Capitalized  Lease  Obligations"  means,  at  any  date  of determination, the aggregate obligation of the Borrower and its Subsidiaries under Capital Leases.

     "Consolidated Operating Lease Obligations" means, for any period of determination, the aggregate lease and rental commitments of the Borrower and its Subsidiaries, on a Consolidated basis, which are not classified as Consolidated Capitalized Lease Obligations hereunder.

     "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be Consolidated with those of the Borrower in its Consolidated financial statements as of such date.

     "Consolidated Total Capitalization" means at any date the sum of (a) Stockholders' Equity, plus (b) Consolidated Total Debt.

     "Consolidated Total Debt" means, with respect to the Borrower and its Subsidiaries at any date of determination, the sum of the following calculated on a Consolidated basis in accordance with GAAP: (a) all liabilities, obligations and indebtedness of such Person for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments, (b) all obligations of such Person to pay the deferred purchase price of property or services except trade payables arising in the ordinary course of business, (c) all Consolidated Capitalized Lease Obligations of such Person, (d) all liabilities, obligations and indebtedness of any other Person secured by a Lien on any asset of the Borrower or any of its Subsidiaries, (e) banker's acceptances issued for the account of such Person, (f) the product of (i) 6.25 multiplied by (ii) the Consolidated Operating Lease Obligations of such Person for the four Fiscal Quarters immediately preceding such date (including the Fiscal Quarter ending on such date), (g) all net obligations with respect to Hedging Agreements and (h) to the extent not included in clauses (a) through (g), all guarantees and contingent obligations of such Person in respect of any Consolidated Total Debt of any other Person.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Code.

     "Debt Rating" means a public rating by the respective Rating Agencies of the Borrower's Senior Debt. If any Rating Agency is not providing public ratings of the Senior Debt, (a) the Administrative Agent with the consent of the Required Banks may substitute another rating agency of national reputation for such Rating Agency to provide a public rating of the Senior Debt, which substituted rating agency shall be a "Rating Agency" within the meaning of the definition of such term set forth in this Section, or (b) if no other rating agency of national reputation is providing public ratings of the Senior Debt, the Administrative Agent may request that the Borrower, at the Borrower's expense, obtain from such Rating Agency a private credit rating for the Senior Debt, and such private credit rating shall be such Rating Agency's Debt Rating. Upon receipt of such request, the Borrower shall use its best efforts to obtain as promptly as practicable from such Rating Agency (or, if such Rating Agency declines to provide a private credit rating, from another rating agency of national reputation approved by the Administrative Agent with the consent of the Required Banks) a private credit rating for such purpose. If the Borrower does not have any Senior Debt, the Debt Rating shall be determined on the basis of a credit rating, made as aforesaid, of the Borrower's obligations under this Agreement and the Notes. In the event another rating agency of national reputation is substituted for any Rating Agency, for purposes of determining the Debt Rating of such substitute Rating Agency, reference shall be made to the public debt rating levels of such substitute Rating Agency that are most nearly comparable to the public debt rating levels of the Rating Agency for which such substitute Rating Agency has been substituted.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.

     "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

     "DOL" means the United States Department of Labor and any successor Federal agency having similar powers.

     "Dollars" or "$" means dollars in lawful currency of the United States of America.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized or required by law to close.

     "Duff & Phelps" means Duff & Phelps Credit Rating Co.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

     "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Euro-Dollar Loan" means a Loan that bears or is to bear interest at a rate based upon the London Interbank Offered Rate.

     "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.06(c).

     "Event of Default" has the meaning set forth in Section 6.01. "Facility Fee Payment Date" means each March 31, June 30, September 30 and December 31.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Wachovia on such day on such transactions as determined by the Administrative Agent.

     "Fiscal Quarter" means any fiscal quarter of the Borrower.

     "Fiscal Year" means any fiscal year of the Borrower.

     "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

     "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing. The term "Governmental Authority" shall include, without limitation, the IRS, the DOL and any governmental authority, central bank or comparable agency charged with the interpretation or administration of Applicable Laws.

     "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss.6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) any "hazardous substance", "pollutant" or "contaminant", as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

     "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrower and any confirming letter executed pursuant to such hedging agreement, all as amended or supplemented from time to time.

     "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

               (a) any Interest Period (subject to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

               (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

               (c) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending thirty (30) days thereafter; provided that:

               (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

               (b) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

(3) with respect to each Money Market Borrowing, the period commencing on the date of such Borrowing and ending seven (7) to one hundred eighty (180) days thereafter, as the Borrower may indicate in the applicable Money Market Quote Request; provided that:

                  (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                  (b) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

     "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

     "Investment Policy" means the written investment policy of the Borrower, as approved by the Board of Directors of the Borrower and in effect from time to time, a copy of which (together with any changes thereto) shall be delivered by the Borrower to the Agent.

     "IRS" means the United States Internal Revenue Service and any successor Federal agency having similar powers.

     "Lead Arranger" means Wachovia Securities, Inc. and its successors.

     "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent.

     "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, servitude or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

     "Loan" means a Syndicated Loan or a Money Market Loan and "Loans" means Syndicated Loans or Money Market Loans, or any or all of them, as the context shall require.

     "Loan Documents" means this Agreement, the Notes, any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes or the Loans, as such documents and instruments may be amended or supplemented from time to time.

     "London  Interbank  Offered  Rate" has the  meaning  set  forth in  Section
2.06(c).

     "Margin Stock" means "margin stock" as defined in Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or the Banks under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

     "Material   Subsidiary"  means,  at  any  time,  based  on  the  Borrower's
Consolidated balance sheet for its most recently ended Fiscal Quarter:

     (a) any Subsidiary, whether now owned or hereafter formed or acquired, whose total assets at any time equal or exceed ten percent (10%) of the total assets of the Borrower and its Subsidiaries as shown on the Borrower's
Consolidated balance sheet for its most recent Fiscal Quarter (any such Subsidiary being referred to in this definition as a "First Tier Subsidiary"), and

     (b) if the aggregate total revenues and the aggregate total assets, respectively, of all First Tier Subsidiaries shall not equal or exceed seventy-five percent (75%) of the aggregate total revenues, or of the aggregate total assets, respectively, of the Borrower and its Subsidiaries, then such additional Subsidiaries (each a "Second Tier Subsidiary") as shall be required so that the aggregate total revenues and the aggregate total assets, respectively, of all First Tier Subsidiaries and Second Tier Subsidiaries shall equal or exceed (i) seventy-five percent (75%) of the total revenues of the Borrower and its Subsidiaries and (ii) seventy-five percent (75%) of the total assets of the Borrower and its Subsidiaries, each as shown on such Consolidated balance sheet; provided, that the determination of whether a Second Tier Subsidiary shall be a Material Subsidiary shall be based upon the percentage of the aggregate total assets of the Borrower and its Subsidiaries represented by the total assets of such Second Tier Subsidiary, with Second Tier Subsidiaries with the highest such percentage first being considered as Material Subsidiaries.

     "Money Market Loan" means a Loan that bears or is to bear interest at a Money Market Rate.

     "Money Market Notes" means promissory notes of the Borrower, substantially in the form of Exhibit B hereto, evidencing the obligation of the Borrower to repay the Money Market

     Loans,  together  with  all  amendments,   consolidations,   modifications,
renewals and supplements thereto and "Money Market Note" means any one of such Money Market Notes.

     "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03(c).

     "Money Market Quote Request" has the meaning set forth in Section 2.03(b).

     "Money Market Rate" has the meaning set forth in Section 2.03(c)(ii)(C).

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

     "Note" means a Syndicated Note or a Money Market Note and "Notes" means Syndicated Notes or Money Market Notes, or any or all of them, as the context shall require.

     "Notice of Borrowing" has the meaning set forth in Section 2.02(a).

     "Officer's Certificate" has the meaning set forth in Section 3.01(f).

     "Officer's Compliance Certificate" has the meaning set forth in Section 5.01(b).

     "Participant" has the meaning set forth in Section 9.07(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted Acquisition" means any Acquisition (a) which is of a Person engaged in the same, similar or complementary line or lines of business as the Borrower or any Consolidated Subsidiaries or that allows the Borrower to achieve vertical integration, and (b) which has been approved by the Board of Directors of the Person to be acquired in connection with such Acquisition.

     "Permitted Investments" means the aggregate amount of Investments made by the Borrower and its Subsidiaries pursuant to Section 5.11(iii).

     "Permitted Loans and Advances" means the aggregate amount of loans and advances made by the Borrower and its Subsidiaries pursuant to Section 5.10.

     "Permitted Transfers" means the aggregate amount of assets sold by the Borrower and its Subsidiaries pursuant to Section 5.14(a).

     "Person" means an individual, a corporation, a limited liability company, a partnership (including without limitation, a joint venture), an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

     "Pricing Level" means the Pricing Level corresponding to the applicable Debt Rating as set forth below:

                Pricing Level            Debt Rating
                -------------            -----------

                Level I                  higher than BBB+/Baa1/BBB+

                Level II                 equal to BBB+/Baa1/BBB+

                Level III                equal to BBB/Baa2/BBB

                Level IV                 lower than BBB/Baa2/BBB or not rated

In the event that the Debt Ratings issued by S&P, Moody's and Duff & Phelps do not correspond to the same Pricing Level and (i) at least two of the three Debt Ratings issued by Moody's, S&P and Duff & Phelps correspond to the same Pricing Level, then the Debt Ratings corresponding to the same Pricing Level shall be the Debt Ratings for the purposes of this definition or (ii) each Debt Rating corresponds to a different Pricing Level, then the Debt Ratings that correspond to the lowest and highest Pricing Levels shall be disregarded and the remaining Debt Rating shall be the Debt Rating for the purposes of this definition. Adjustments, if any, in the Pricing Level shall be made by the Administrative Agent and shall be effective on the fifth (5th) Domestic Business Day after the earlier of (i) receipt by the Administrative Agent of notice of such change in Debt Rating or (ii) knowledge of the Administrative Agent of such change in Debt Rating. The Pricing Level as of the Closing Date is Level II.

     "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

     "Priority Debt" means (a) any Consolidated Total Debt of the Borrower secured by any Lien permitted pursuant to clause (k) of Section 5.13, and (b) any Consolidated Total Debt of any Subsidiary; provided, however, that Priority Debt shall not include (i) any Consolidated Total Debt owed by any Subsidiary to the Borrower or any Wholly Owned Subsidiary, (ii) any Consolidated Total Debt incurred to refinance any Consolidated Total Debt of any Subsidiary outstanding on the Closing Date to the extent the amount of Consolidated Total Debt so incurred is not in excess of the amount of Consolidated Total Debt refinanced,
(iii) Consolidated Total Debt consisting of that certain $700,000,000 aggregate indebtedness of GMRI, Inc., a Florida corporation, to Darden Realty, Inc., a Maryland corporation, incurred on January 28, 1999, and (iv) any amounts which would otherwise be included in Consolidated Total Debt in respect of any Subsidiary under clause (f) of the definition of Consolidated Total Debt set forth in this Section.

     "Quotation Date" has the meaning set forth in Section 2.03(b)(i).

     "Rating Agencies" means Moody's, S&P and Duff & Phelps, and any rating agency substituted for any of the foregoing pursuant to the provisions set forth in the definition of the term "Debt Rating".

     "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or
(ii) redeemable at the option of the holder thereof.

     "Related Fund" means, with respect to any Bank that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Bank or by an Affiliate of such investment advisor.

     "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 66 2/3% of the aggregate outstanding principal amount of the Notes.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission or any successor agency.

     "Security" has the meaning assigned to such term in Section 2(l) of the Securities Act of 1933, as amended.

     "Senior Debt" means the long-term, senior, unsecured indebtedness of the Borrower the creditworthiness of which is not supported through defeasance, guarantees, credit enhancement or otherwise.

     "Stockholders' Equity" means, at any time, the shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

     "Syndicated Loan" means a Base Rate Loan or a Euro-Dollar Loan and Syndicated Loans means Base Rate Loans or Euro-Dollar Loans, or any or all of them, as the context shall require.

     "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

     "Syndicated Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Syndicated Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto and Syndicated "Note" means any one of such Syndicated Notes.

     "Taxes" has the meaning set forth in Section 2.12(c).

     "Termination Date" means October 29, 2004.

     "Test Amount" means, on any day, an amount equal to 30% of the consolidated total assets of the Borrower and its Consolidated Subsidiaries (determined in accordance with GAAP) as of the last day of the Fiscal Quarter most recently ended prior to such day for which financial statements have been prepared and delivered to the Banks.

     "Total Commitments" means, at any date, an amount equal to the aggregate amount of the Commitments of all the Banks at such time.

     "Total Unused Commitments" means at any date, an amount equal to the aggregate amount of the Unused Commitments of all the Banks at such time.

     "Transferee" has the meaning set forth in Section 9.07(d).

     "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Loans.

     "Wachovia" means Wachovia Bank, N.A., a national banking association and its successors.

     "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

     "Y2K Plan" has the meaning set forth in Section 4.20.

     "Year 2000 Compliant and Ready" as used herein means that (a) the Borrower's and its Subsidiaries' hardware and critical software systems with respect to the operation of its business and its general business plan will: (i) handle date information involving any and all dates during the period extending 6 months before until 6 months after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operate, accurately without interruption on and in respect of any and all dates during the period extending 6 months before until 6 months after January 1, 2000 and without any material change in performance; (iii) store and provide date input information without creating any ambiguity as to the century, and (b) the Borrower has developed alternative plans to ensure business continuity in the event of the failure of any or all of items (i) through (iii) above.

     SECTION 1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent

(except  for  changes  concurred  in  by  the  Borrower's   independent   public
accountants or otherwise required by a change in GAAP) with the most recent audited Consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks, unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within thirty (30) days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01(a) hereof, shall mean the financial statements referred to in Section 4.12(a)).

     SECTION 1.03 Use of Defined Terms. All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.

     SECTION 1.04 Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     SECTION 1.05 References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", and "Sections" are references to articles, exhibits, schedules and sections hereof.

                                   ARTICLE II.
                                   THE CREDITS

     SECTION 2.01 Commitments to Make Syndicated Loans. Each Bank severally agrees, on the terms and conditions set forth herein, to make Syndicated Loans to the Borrower from time to time before the Termination Date; provided that, immediately after each such Syndicated Loan is made, the aggregate outstanding principal amount of Syndicated Loans by such Bank shall not exceed the amount of its Commitment, provided further that the aggregate principal amount of all Syndicated Loans, together with the aggregate principal amount of all Money Market Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments of all of the Banks at such time. Each Euro-Dollar Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 and each Base Rate Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $500,000 (except that any such Syndicated Borrowing may be in the aggregate amount of the Unused Commitments) and each Syndicated Borrowing shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.10, prepay Syndicated Loans and reborrow under this Section at any time before the Termination Date.

     SECTION 2.02     Method of Borrowing Syndicated Loans.

     (a) The Borrower shall give the Administrative Agent notice in the form attached hereto as Exhibit K (a "Notice of Borrowing") prior to 11:00 a.m. (Atlanta, Georgia time) on the Domestic Business Day of each Base Rate Borrowing and at least three (3) Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

          (i) the date of such Syndicated Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

          (ii) the aggregate amount of such Syndicated Borrowing,

          (iii)  whether  the  Syndicated   Loans   comprising  such  Syndicated
     Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

          (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     (b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Syndicated Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (c) Not later than 1:00 p.m. (Atlanta, Georgia time) on the date of each Syndicated Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Syndicated Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Administrative Agent at its address referred to in or specified pursuant to
Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address. Unless the Administrative Agent receives notice from a Bank, at the Administrative Agent's address referred to in Section 9.01, no later than 4:00 p.m. (local time at such address) on the Domestic Business Day before the date of a Syndicated Borrowing stating that such Bank will not make a Syndicated Loan in connection with such Syndicated Borrowing, the Administrative Agent shall be entitled to assume that such Bank will make a Syndicated Loan in connection with such Syndicated Borrowing and, in reliance on such assumption, the Administrative Agent may (but shall not be obligated to) make available such Bank's ratable share of such Syndicated Borrowing to the Borrower for the account of such Bank. If the Administrative Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Syndicated Borrowing available on such date, the Administrative Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Administrative Agent), together with interest thereon for each day during the period from the date of such Syndicated Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Administrative Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Syndicated Loan included in such Syndicated Borrowing for purposes of this Agreement.

     (d) If any Bank makes a new Syndicated Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Syndicated Loan from such Bank, such Bank shall apply the proceeds of its new Syndicated Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection (c) of this Section, or remitted by the Borrower to the Administrative Agent as provided in Section 2.12, as the case may be.

     (e) Notwithstanding anything to the contrary contained in this Agreement, no Euro-Dollar Borrowing may be made if there shall have occurred a Default, which Default shall not have been cured or waived in writing.

     (f) In the event that a Notice of Borrowing fails to specify whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Borrowing, a new Borrowing shall be deemed to be made on the date such Loans mature in an amount equal to the principal amount of the Loans so maturing, and the Loans comprising such new Borrowing shall be Base Rate Loans.

     (g) Notwithstanding anything to the contrary contained herein, (i) there shall not be more than eight (8) different Interest Periods outstanding at the same time (for which purpose Interest Periods described in different numbered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous) and (ii) the proceeds of any Base Rate Borrowing shall be applied first to repay the unpaid principal amount of all Base Rate Loans (if any) outstanding immediately before such Base Rate Borrowing.

     SECTION 2.03    Money Market Loans.


     (a) In addition to making Syndicated Borrowings, the Borrower may, as set forth in this Section, request the Banks to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section, provided that:

          (i) there may be no more than eight (8) different Interest Periods for both Syndicated Loans and Money Market Loans outstanding at the same time (for which purpose Interest Periods described in different numbered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); and

          (ii) the aggregate principal amount of all Money Market Loans, together with the aggregate principal amount of all Syndicated Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments of all of the Banks at such time.

     (b) When the Borrower wishes to request offers to make Money Market Loans, it shall give the Administrative Agent (which shall promptly notify the Banks) notice substantially in the form of Exhibit E hereto (a "Money Market Quote Request") so as to be received no later than 12:00 p.m. (Atlanta, Georgia time) on the second (2nd) Domestic Business Day prior to the date of the Money Market Borrowing proposed therein (or such other time and date as the Borrower and the Administrative Agent, with the consent of the Required Banks, may agree), specifying:

          (i) the proposed date of such Money Market Borrowing, which shall be a Domestic Business Day (the "Quotation Date");

          (ii) the aggregate amount of such Money Market Borrowing, which shall be at least $5,000,000 (and in larger multiples of $1,000,000) but shall not cause the limits specified in Section 2.03(a) to be violated; and

          (iii) the duration of the Interest Period applicable thereto, which shall be seven (7) to one hundred eighty (180) days.

     The Borrower may request  offers to make Money Market Loans for up to three
(3) different Interest Periods in a single Money Market Quote Request; provided that the request for each separate Interest Period shall be deemed to be a separate Money Market Quote Request for a separate Money Market Borrowing. Except as otherwise provided in the immediately preceding sentence, the Borrower shall not deliver a Money Market Quote Request more frequently than once every five (5) Domestic Business Days.



     (c)

          (i) Each Bank may, but shall have no obligation to, submit a Money Market Quote containing an offer to make a Money Market Loan in response to any Money Market Quote Request; provided that, if the Borrower's request under Section 2.03(b) specified more than one Interest Period, such Bank may, but shall have no obligation to, make a single submission containing a separate offer for each such Interest Period and each such separate offer shall be deemed to be a separate Money Market Quote. Each Money Market Quote must be submitted to the Administrative Agent not later than 10:00 a.m. (Atlanta, Georgia time) on the Quotation Date (or such other time and date as the Borrower and the Administrative Agent, with the consent of the Required Banks, may agree); provided that as long as Wachovia is the Administrative Agent any Money Market Quote submitted by Wachovia may be submitted, and may only be submitted, if Wachovia notifies the Borrower of the terms of the offer contained therein not later than 9:45 a.m. (Atlanta, Georgia time) on the Quotation Date. Subject to Section 6.01, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

          (ii) Each Money Market Quote shall be in substantially the form of Exhibit F hereto and shall specify:

               (A) the proposed date of the Money Market Borrowing and the duration of the Interest Period therefor, which shall be seven (7) to one hundred eighty (180) days;

               (B) the maximum principal amount of the Money Market Loan which the quoting Bank is willing to make for the applicable Interest Period, which principal amount (x) may be greater than or less than the Commitment of the quoting Bank, (y) shall be at least $5,000,000 or a larger multiple of $1,000,000, and (z) may not exceed the principal amount of the Money Market Borrowing for which offers were requested;

               (C) the rate of interest per annum (rounded, if necessary, to the nearest 1/100th of 1%) (the "Money Market Rate") offered for each such Money Market Loan; and

               (D) the identity of the quoting Bank.

     Unless otherwise agreed by the Administrative Agent and the Borrower, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request (other than setting forth the maximum principal amount of the Money Market Loan which the quoting Bank is willing to make for the applicable Interest Period).

     (d) The Administrative Agent shall as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 10:30 a.m. (Atlanta, Georgia time)) notify the Borrower of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.03(c) and
(ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the maximum aggregate principal amount of the Money Market Borrowing for which offers have been received and (B) the maximum principal amount and Money Market Rates so offered by each Bank (identifying the Bank that made each Money Market Quote).

     (e) Not later than 11:00 a.m. (Atlanta, Georgia time) on the Quotation Date (or such other time and date as the Borrower and the Administrative Agent, with the consent of the Required Banks, may agree), the Borrower shall notify the Administrative Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(d) and the Administrative Agent shall promptly notify each Bank that has submitted a Money Market Quote. The Borrower may decline to accept such offers for any reason. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part (provided that any Money Market Quote accepted in part from any Bank shall not be less than the amount set forth in the Money Market Quote of such Bank as the minimum principal amount of the Money Market Loan such Bank was willing to make for the applicable Interest Period); provided that:

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

          (ii) the aggregate principal amount of each Money Market Borrowing shall be at least $5,000,000 (and in larger multiples of $1,000,000) but shall not cause the limits specified in Section 2.03(a) to be violated;

          (iii) acceptance of offers may only be made in ascending order of Money Market Rates; and

          (iv) the Borrower may not accept any offer where the Administrative Agent has advised the Borrower that such offer fails to comply with Section 2.03(c)(ii) or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03(a)).

If offers are made by two or more Banks with the same Money Market Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Banks as nearly as possible (in multiples of $100,000) in proportion to the aggregate principal amount of such offers. Determinations by the Borrower of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

     (f) Any Bank whose offer to make any Money Market Loan has been accepted shall, not later than 12:00 p.m. (Atlanta, Georgia time) on the Quotation Date, make the amount of such Loan available to the Administrative Agent at its address referred to in Section 9.01 in immediately available funds. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such date by depositing the same, in immediately available funds, in an account of such Borrower maintained with Wachovia.

     SECTION 2.04     Notes.

     (a) The Syndicated Loans of each Bank shall be evidenced by a single Syndicated Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment.

     (b) The Money Market Loans made by any Bank to the Borrower shall be evidenced by a single Money Market Note payable to the order of such Bank for the account of its Lending Office.

     (c) Upon receipt of each Bank's Notes pursuant to Section 3.01(b), the Administrative Agent shall deliver such Notes to such Bank. Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto and whether, in the case of such Bank's Syndicated Note, such Syndicated Loan is a Base Rate Loan or a Euro-Dollar Loan, and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank's Notes; provided that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

     SECTION 2.05 Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

     SECTION 2.06      Interest Rates.

     (a) "Applicable Margin" shall be the rate per annum set forth below opposite the applicable Pricing Level:

   Pricing Level                   Base Rate Loans           Euro-Dollar Loans
  -------------                   ---------------           -----------------
    Level I                             0%                      0.425%
    Level II                            0%                      0.475%
    Level III                           0%                      0.575%
    Level IV                            0%                      0.800%

Adjustments, if any, in the Applicable Margin shall be made by the Administrative Agent and shall be effective for Interest Periods applicable to Euro-Dollar Loans commencing on or after the date of any adjustments to the Pricing Level as provided in the definition thereof.

     (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by Applicable Law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

     (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period; provided that if any Euro-Dollar Loan shall, as a result of clause (1)(c) of the definition of Interest Period, have an Interest Period of less than one month, such Euro-Dollar Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three (3) months, at intervals of three (3) months after the first day thereof. Any overdue principal of and, to the extent permitted by Applicable Law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

     The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

     The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan the rate per annum determined on the basis of the rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rate appears on the display designated as Page "3750" of the Telerate Service (or such other page as may replace page 3750 of that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London Interbank Offered Rates for Dollar deposits) determined as of 1:00 p.m. New York City time, two (2) Euro-Dollar Business Days prior to the first day of such Interest Period.

     "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

     (d) Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

     (e) Each Money Market Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Rate for such Loan quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for such Interest Period on the last day thereof and, if such Interest Period is longer than ninety (90) days, at intervals of ninety (90) days after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

     (f) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder in accordance with this Agreement. The Administrative Agent shall give prompt notice to the Borrower and the Banks by telecopy of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (g) After the occurrence and during the continuance of a Default, the principal amount of the Loans (and, to the extent permitted by Applicable Law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate.

     SECTION 2.07      Fees.

     (a) The Borrower shall pay to the Administrative Agent for the ratable account of each Bank a facility fee equal to the product of: (i) the aggregate of the daily average amounts of such Bank's Commitment, times (ii) a per annum percentage equal to the Applicable Facility Fee Rate. Such facility fee shall accrue from and including the Closing Date to and including the Termination Date. Facility fees shall be payable quarterly in arrears on each Facility Fee Payment Date and on the Termination Date; provided that should the Commitments be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid facility fee shall be paid on the date of such termination. The "Applicable Facility Fee Rate" shall be the rate per annum set forth below opposite the applicable Pricing Level:

               Pricing Level              Applicable Facility
                                                Fee Rate

              Level I                            .125%
              Level II                           .150%
              Level III                          .175%
              Level IV                           .200%

Adjustments, if any, in the Applicable Facility Fee Rate shall be made by the Administrative Agent and shall be effective on the date of any adjustments to the Pricing Level as provided in the definition thereof.

     (b) The Borrower shall pay to the Administrative Agent for the ratable account of each Bank a utilization fee equal to the product of: (i) the aggregate of the daily average amounts of such Bank's Commitment, multiplied by
(ii) a per annum percentage equal to the Applicable Utilization Fee Rate. The Applicable Utilization Fee Rate may vary daily in accordance with the percentage of the Total Commitments that is currently outstanding as Loans. Such utilization fee shall accrue from and including the Closing Date to and including the Termination Date. Utilization fees shall be payable quarterly in arrears on each Facility Fee Payment Date and on the Termination Date; provided that should the Commitments be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid utilization fee shall be paid on the date of such termination. The "Applicable Utilization Fee Rate" shall be the rate per annum set forth below opposite the applicable Pricing Level:

  Pricing Level                            Applicable Utilization Fee Rate
                                      Percentage of Total Commitments currently
                                                 outstanding as Loans

                                    Greater than or
                                    equal to 25% but        Greater than or
                  Less than 25%      less than 50%            equal to 50%
                  -------------    ------------------       ---------------
Level I                   0%               0.100%                 0.150%
Level II                  0%               0.125%                 0.250%
Level III                 0%               0.125%                 0.250%
Level IV                  0%               0.125%                 0.250%

Adjustments, if any, in the Applicable Utilization Fee Rate shall be made by the Administrative Agent and shall be effective on the date of any adjustments to the Pricing Level as provided in the definition thereof.

     (c) The Borrower shall pay to the Administrative Agent, for the account and sole benefit of the Administrative Agent, such fees and other amounts at such times as set forth in the Administrative Agent's Letter Agreement.

     SECTION 2.08      Optional Termination or Reduction of Commitments.   The
Borrower may, upon at least three 3) Domestic Business Days' notice to the Administrative Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of at least $5,000,000 or any larger multiple of $1,000,000, the Commitments; provided, however, that no such termination or reduction shall be in an amount greater than the Total Unused Commitments on the date of such termination or reduction. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.07) shall be payable on the effective date of such termination.

     SECTION 2.09 Termination of Commitments. (a) The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

     SECTION 2.10      Optional Prepayments.

     (a) The Borrower may, upon at least one (1) Domestic Business Day's notice to the Administrative Agent, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $1,000,000 or any larger multiple of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks included in such Base Rate Borrowing.

     (b) Except as provided in Section 8.02, the Borrower may not prepay all or any portion of the principal amount of any Euro-Dollar Loan or any Money Market Loan prior to the last day of an Interest Period applicable thereto.

     (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     SECTION 2.11 Mandatory Prepayments. On each date on which the Commitments are reduced or terminated pursuant to Section 2.08 or Section 2.09, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amounts due under Section8.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the aggregate amount of the Commitments as then reduced. Each such payment or prepayment shall be applied to repay or prepay ratably the Loans of the several Banks; provided that such prepayment shall be applied, first, to Syndicated Loans outstanding on the date of such prepayment (in direct order of maturity) and then, to the extent necessary, to Money Market Loans outstanding on the date of such prepayment (in direct order of maturity).

     SECTION 2.12      General Provisions as to Payments.


     (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of commitment fees hereunder, not later than 11:00 a.m. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks.

     (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or the Money Market Loans or of fees shall be due on a day that is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day that is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (c) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by Applicable Law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect of any Loan or fee relating thereto, the Borrower shall furnish any Bank, at such Bank's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such Bank, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrower fails to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrower hereby agrees to compensate such Bank for, and indemnify them with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments or tax exemption.

     In the event any Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.12, it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

     Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this
Section 2.12 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other
Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

     SECTION  2.13     Computation  of Interest and Fees.  Interest on Base Rate
Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans and interest on Money Market Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Facility fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                  ARTICLE III.

                            CONDITIONS TO BORROWINGS

     SECTION 3.01 Conditions to First Borrowing. The obligation of each Bank to make a Loan on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 3.02 and the following additional conditions:

     (a) receipt by the Administrative Agent from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or
(ii) a facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Administrative Agent;

     (b) receipt by the Administrative Agent of a duly executed Syndicated Note and a duly executed Money Market Note for the account of each Bank complying with the provisions of Section 2.04;

     (c) receipt by the Administrative Agent of an opinion of the Associate General Counsel of the Borrower, dated as of the Closing Date, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent or any Bank may reasonably request;

     (d) receipt by the Administrative Agent of an opinion of Womble Carlyle Sandridge & Rice PLLC, special counsel for the Administrative Agent, dated as of the Closing Date, substantially in the form of Exhibit D hereto and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request;

     (e) receipt by the Administrative Agent of a certificate (the "Closing Certificate"), dated the date of the first Borrowing, substantially in the form of Exhibit G hereto, signed by a principal financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Borrower contained in Article IV are true on and as of the date of the first Borrowing hereunder;

     (f) receipt by the Administrative Agent of all documents which the Administrative Agent or any Bank may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent, including without limitation a certificate of incumbency of the Borrower (the "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of the Borrower, substantially in the form of Exhibit H hereto, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) the Borrower's Certificate of Incorporation, (ii) the Borrower's Bylaws, (iii) a certificate of the Secretary of State of the State of Florida as to the good standing of the Borrower as a Florida corporation, and (iv) the action taken by the Board of Directors of the Borrower authorizing the Borrower's execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower is a party;

     (g) receipt by the Administrative Agent of a Notice of Borrowing (in the case of a Syndicated Borrowing) or a Money Market Quote Request (in the case of a Money Market Borrowing);

     (h) receipt by the Administrative Agent for the account of each Bank of an upfront fee calculated as set forth in Schedule 3.01 hereto;

     (i) receipt by the Administrative Agent of evidence satisfactory to the Administrative Agent that the Borrower has repaid in full all amounts outstanding under, and caused the termination of, that certain Credit Agreement dated as of May 19, 1995 among the Borrower, the lenders party thereto and First Union National Bank, as such agreement may have been amended from time to time; and

     (j) receipt by the Administrative Agent of such other documents and items as the Administrative Agent, the Banks or their counsel may reasonably request.

     SECTION 3.02 Conditions to All Borrowings. The obligation of each Bank to make a Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

     (a) either (i) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 (if such Borrowing is a Syndicated Borrowing), or
(ii) compliance with the provisions of Section 2.03 (if such Borrowing is a Money Market Borrowing);

     (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

     (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing; and

     (d) the fact that, immediately after such Borrowing (i) the aggregate outstanding principal amount of the Syndicated Loans of each Bank will not exceed the amount of its Commitment and (ii) the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments of all of the Banks as of such date.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in clauses (b), (c) and (d) of this Section; provided that such Borrowing shall not be deemed to be such a representation and warranty to the effect set forth in Section 4.12(b) as to any event, act or condition having a Material Adverse Effect which has theretofore been disclosed in writing by the Borrower to the Banks if the aggregate outstanding principal amount of the Loans immediately after such Borrowing will not exceed the aggregate outstanding principal amount thereof immediately before such Borrowing.

                                  ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants that:

     SECTION 4.01 Organization; Power; Qualification. Each of the Borrower and its Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to be so qualified and authorized could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.02 Subsidiaries and Capitalization. Each Material Subsidiary of the Borrower as of the last day of the Fiscal Quarter most recently ended prior to the Closing Date is listed on Schedule 4.02. As of the Closing Date, the capitalization of the Borrower and its Material Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 4.02. All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. As of the Closing Date, the shareholders of the Material Subsidiaries of the Borrower and the number of shares owned by each are described on Schedule 4.02. As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of the Borrower or its Material Subsidiaries, except as described on Schedule 4.02.

     SECTION 4.03 Authorization of Agreement, Loan Documents and Borrowing. The Borrower has the right, power and authority and has taken all necessary corporate and other action to authorize the execution and delivery of this Agreement, the Notes and each of the other Loan Documents and performance hereof and thereof in accordance with their respective terms. The Notes, when executed and delivered by the Borrower, will constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies. This Agreement and each of such other Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each such document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

     SECTION 4.04 Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution and delivery by the Borrower of this Agreement, the Notes and the other Loan Documents, the performance by the Borrower of this Agreement, the Notes and the other Loan Documents in accordance with their respective terms, the borrowings hereunder, and the transactions contemplated hereby and thereby, do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any of its Material Subsidiaries,
(ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Material Subsidiaries or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person or
(iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents

     SECTION 4.05 Compliance with Law; Governmental Approvals. Each of the Borrower and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding and (ii) is in compliance with each Governmental Approval applicable to it and all other Applicable Laws relating to it or any of its respective properties, except, in each case under clause (i) and clause (ii) of this paragraph, to the extent that (A) such requirement or compliance is contested in good faith by appropriate proceedings or (B) the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.06 Tax Returns and Payments. Each of the Borrower and its Material Subsidiaries has duly filed or caused to be filed all federal and state income tax returns and all other material state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable. No Governmental Authority has asserted any Lien or other claim against the Borrower or any Material Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved, other than ordinary liens on real property for taxes not yet past due or for taxes being contested in good faith by appropriate proceedings during the pendency of which the enforcement of such Lien is stayed and for which the Borrower and its Material Subsidiaries have established reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower or any of its Material Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrower and any of its Subsidiaries are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional taxes or assessments in excess of such charges, accruals and reserves previously recorded for any of such years.

     SECTION 4.07 Intellectual Property Matters. Each of the Borrower and its Material Subsidiaries owns or possesses all lawful rights to use all franchises, licenses, patents, patent rights or licenses, patent applications, copyrights, copyright applications, trademarks, trademark rights, trade names, trade name rights and rights with respect to the foregoing which are required to conduct its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and to Borrower's knowledge, neither the Borrower nor any Material Subsidiary thereof is liable to any Person for infringement of any such rights as a result of its business operations.

     SECTION 4.08 Environmental Matters. Except for the matters described on Schedule 4.08 as of the Closing Date and except for any other matter which could not be reasonably expected to have a Material Adverse Effect, (i) the properties of the Borrower and its Material Subsidiaries are in compliance with all applicable Environmental Laws, and there is no release or threatened release of Hazardous Materials at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof and (ii) neither the Borrower nor any of its Material Subsidiaries has received any written notice of any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of its properties or the operations conducted in connection therewith, nor does the Borrower or any of its Material Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

     SECTION 4.09 ERISA. The Borrower and each member of the Controlled Group are in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. As of the Closing Date, other than as set forth on Schedule 4.09, each Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, and each trust related to such Plan has been determined to be exempt under Section 501(a) of the Code. No Reportable Event has occurred as to which the Borrower or any member of the Controlled Group was required to file a report with the PBGC and no material liability (including without limitation any withdrawal liability under Section 4201 of ERISA) has been incurred by the Borrower or any member of the Controlled Group which remains unsatisfied for any taxes or penalties with respect to any Plan or any Multiemployer Plan.

     SECTION 4.10 Margin Stock. Neither the Borrower nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any Margin Stock. No part of the proceeds of the Loan will be used for purchasing or carrying Margin Stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

     SECTION 4.11 Government Regulation. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Subsidiary thereof is, or after giving effect to the Loan will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

     SECTION 4.12      Financial Statements.

     (a) The audited combined balance sheet of the Borrower and its Subsidiaries as of May 30, 1999, and the related statements of income and retained earnings and cash flows for the Fiscal Year then ended and unaudited combined balance sheet of the Borrower and its Subsidiaries as of August 29, 1999, and related unaudited interim statements of income and retained earnings and cash flows for the fiscal period then ended, copies of which have been furnished to the Administrative Agent and each of the Banks, fairly represent the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including any related schedules and notes thereto, have been prepared in accordance with GAAP. As of the respective dates of such financial statements, the Borrower and its Subsidiaries have no indebtedness, obligation or other unusual forward or long-term commitment that is not fairly reflected in the foregoing financial statements or in the notes thereto.

     (b) Since May 30, 1999, there has been no event, act, condition or occurrence having a Material Adverse Effect.

     SECTION 4.13 Title to Properties. Each of the Borrower and its Subsidiaries has such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those assets reflected on the balance sheets of the Borrower and its Subsidiaries included in the financial statements referred to in Section 4.12(a), except as disclosed in Form 10-K for the Borrower's Fiscal Year ended May 30, 1999, filed by the Borrower with the SEC, and such assets which have been disposed of by the Borrower or its Subsidiaries subsequent to such date in the ordinary course of business or as otherwise expressly permitted hereunder.

     SECTION 4.14 Debt and Liens. Schedule 4.14 is a complete and correct list of each item of Consolidated Total Debt of the Borrower and its Subsidiaries (setting forth with respect to each such item the amount and stated maturity of Consolidated Total Debt Outstanding, the identity of the Person to whom such Consolidated Total Debt is owed and the date such Consolidated Debt was incurred) and each Lien securing any such Debt (setting forth with respect to each such Lien the property subject to such Lien) as of the Closing Date. The Borrower and its Subsidiaries have complied in all material respects with all of the terms of such Debt and Liens and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrower or its Subsidiaries exists with respect to any such Debt or Lien. None of the properties and assets of the Borrower or any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to
Section 5.13.

     SECTION 4.15      Litigation.  Except for the matters described on Schedule
4.15 as of the Closing Date and except for any other matter which could not be reasonably expected to have a Material Adverse Effect, there are no actions, suits or proceedings pending nor, to the best knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting the Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority.

     SECTION 4.16 Absence of Defaults. No event has occurred or is continuing which constitutes a Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Subsidiary thereof under any judgment, decree or order by which the Borrower or its Subsidiaries or any of their respective properties may be bound or which would require the Borrower or its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor.

     SECTION 4.17 Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of the Borrower or any Subsidiary thereof and furnished to the Administrative Agent and each of the Banks (including without limitation a copy of Form 10-K for the Borrower's Fiscal Year ended May 30, 1999, filed by the Borrower with the SEC) were, at the time the same were so furnished, complete and correct in all respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document or other written information furnished or written statement made to the Administrative Agent or any of the Banks by the Borrower or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or its Subsidiaries or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading.

     SECTION 4.18 Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, the Borrower will not be "insolvent," within the meaning of such term as used in O.C.G.A. ss. 18-2-22 or as defined in ss. 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

     SECTION 4.19 Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

     SECTION 4.20 Compliance with Year 2000 Plan. The Borrower has developed a comprehensive plan (the "Y2K Plan") for insuring that the Borrower's and its Subsidiaries' software and hardware systems which impact or affect in any way the business operations of the Borrower and its Subsidiaries will be Year 2000 Compliant and Ready. The Borrower and its Subsidiaries have met the Y2K Plan milestones such that all hardware and software systems will be Year 2000 Compliant and Ready in accordance with the Y2K Plan.

                                   ARTICLE V.

                                    COVENANTS

     The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

     SECTION 5.01 Financial Information and Notices. The Borrower will deliver to each of the Banks:

     (a) Financial Statements and Projections.

          (i) As soon as practicable and in any event within sixty (60) days after the end of each Fiscal Quarter, an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Quarter and unaudited Consolidated condensed statements of income, retained earnings and cash flows for the Fiscal Quarter then ended and that portion of the Fiscal Year then ended, including the condensed notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer or treasurer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

          (ii) As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, an audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year, and accompanied by an opinion thereon from KPMG Peat Marwick or other nationally-recognized independent public accounting firm acceptable to the Administrative Agent that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP.

          (iii) To the extent not delivered pursuant to clause (i) or (ii) of this Section 5.01(a), promptly but in any event within ten (10) Domestic Business Days after the filing thereof, a copy of (A) each report or other filing made by the Borrower or its Subsidiaries with the SEC and required by the SEC to be delivered to the shareholders of the Borrower, and (B) each report made by the Borrower or any of its Subsidiaries to the SEC on Form 8-K and each final registration statement of the Borrower or any of its Subsidiaries filed with the SEC other than on Form S-8.

          (iv) Such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Administrative Agent or any Bank may reasonably request.

     (b) Officer's Compliance Certificate. At each time financial statements are delivered pursuant to clause (i) or (ii) of Section 5.01(a), a certificate of the chief financial officer or treasurer of the Borrower in the form of Exhibit I attached hereto (an "Officer's Compliance Certificate"):

          (i) stating that such officer has reviewed such financial statements and such statements fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of its operations and cash flows for the periods indicated;

          (ii) stating that to such officer's knowledge, based on a reasonable examination sufficient to enable him to make an informed statement, no Default, or, if such is not the case, specifying such Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default;

          (iii) setting forth a list of the Material Subsidiaries and the percent of total revenues of the Borrower and its Subsidiaries and percent of total assets of the Borrower and its Subsidiaries which each such Material Subsidiary represents; and

          (iv) setting forth as at the end of such Fiscal Quarter or Fiscal Year, as the case may be, the calculations required to establish whether or not the Borrower and its Subsidiaries were in compliance with the financial covenant set forth in Section 5.20 hereof as at the end of each respective period.

     (c) Notice of Litigation and Other Matters. Promptly (but in no event later than ten (10) days (unless otherwise specified herein) after an officer of the Borrower obtains knowledge thereof) telephonic and written notice of:

          (i) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses which in any such case could reasonably be expected to have a Material Adverse Effect;

          (ii) any notice of any violation received by the Borrower or any Subsidiary thereof from any Governmental Authority which could reasonably be expected to have a Material Adverse Effect including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

          (iii) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against the Borrower or any Subsidiary thereof which in any such case could reasonably be expected to have a Material Adverse Effect;

          (iv) any attachment, judgment, lien, levy or order in an amount or with respect to assets of the Borrower or any of its Subsidiaries exceeding $25,000,000 that may be rendered, assessed or threatened against the Borrower or any Subsidiary thereof;

          (v) any Default;

          (vi) any Reportable Event or "prohibited transaction", as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan or any trust created thereunder which could reasonably be expected to result in liability of the Borrower or any member of the Controlled Group in an aggregate amount exceeding $25,000,000, along with a description of the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto; and

          (vii) any event  which makes any of the  representations  set forth in
     Article IV inaccurate in any manner which could reasonably be expected to have a Material Adverse Effect.

     (d) Notice of Change of Debt Rating. Promptly, but in no event later than five (5) Domestic Business Days after an officer of the Borrower obtains knowledge thereof, telephonic and written notice of any change in the Borrower's Debt Rating.

     (e) Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrower to the Administrative Agent or any of the Banks (other than financial forecasts) whether pursuant to this Section 5.01 or any other provision of this Agreement or any of the other Loan Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent and the Banks complete, true and accurate knowledge of the subject matter based on the Borrower's knowledge thereof.

     (f) Y2K Notices.

          (i) Within five (5) Domestic Business Days after the Borrower becomes aware of any deviations from the Y2K Plan which would cause compliance with the Y2K Plan to be materially delayed or not achieved, a statement of the chief executive officer, chief financial officer, or chief technology officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto.

          (ii) Promptly upon the receipt thereof, a copy of third party assessments, if any, of the Borrower's Y2K Plan made after the Closing Date together with any recommendations made by such third party with respect to Year 2000 compliance.

     SECTION 5.02 Preservation of Corporate Existence and Related Matters Except as permitted by Section 5.14, the Borrower shall, and shall cause each Subsidiary to, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which it is required to be so qualified, except where the failure to be so qualified and authorized could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.03 Maintenance of Property. The Borrower will, and will cause each Subsidiary to, protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property, ordinary wear and tear excepted; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     SECTION 5.04 Insurance. The Borrower will, and will cause each Subsidiary to, maintain insurance with financially sound and reputable insurance companies, or systems of self-insurance, against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and deliver to the Administrative Agent or any Bank upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     SECTION 5.05 Accounting Methods and Financial Records. The Borrower will maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

     SECTION 5.06 Payment and Performance of Obligations. The Borrower will, and will cause each Subsidiary to, pay and perform all obligations under this Agreement, the Notes and the other Loan Documents, and pay or perform (i) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property and (ii) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided that the Borrower or such Subsidiary may contest any item described in clause (i) and

(ii) of this Section 5.06, in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

     SECTION 5.07 Compliance With Laws, Approvals and Agreements. The Borrower will, and will cause each Subsidiary to, observe and remain in material compliance with all Applicable Laws; maintain in full force and effect all Governmental Approvals; and observe and remain in material compliance with all material agreements (including the Distribution Agreement and Tax Agreement as described in Form 10/A of the Borrower effective May 5, 1995, as filed with the
SEC), in each case necessary and material to the conduct of its business.

     SECTION 5.08 Compliance with ERISA. In addition to and without limiting the generality of Section 5.07, the Borrower will, and will cause each Subsidiary to, (i) comply in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Plans, (ii) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan, and not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iii) furnish to the Administrative Agent or any Bank upon request such additional information about any Plan or Multiemployer Plan as may be reasonably requested by the Administrative Agent or such Bank.

     SECTION 5.09 Conduct of Business. The Borrower will, and will cause each Subsidiary to, engage only in businesses in substantially the same fields as the businesses conducted on the Closing Date and in lines of business reasonably related thereto.

     SECTION 5.10 Loans or Advances. Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person, except loans and advances the aggregate amount of which, when aggregated with the aggregate amount of Permitted Investments and Permitted Transfers made after the Closing Date, does not exceed the Test Amount, provided that after giving effect to the making of any loans and advances permitted by this Section, no Default shall have occurred and be continuing.

     SECTION 5.11 Investments. Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by Section
5.10 and except Investments (i) made pursuant to the Investment Policy, (ii) constituting Permitted Acquisitions, or (iii) not otherwise permitted by clause
(i) or (ii) of this Section the aggregate amount of which, when aggregated with the aggregate amount of Permitted Loans and Advances and Permitted Transfers made after the Closing Date, does not exceed the Test Amount; provided that after giving effect to the making of any Investments permitted by clauses (i) through (iii) of this Section, no Default shall have occurred and be continuing.

     SECTION 5.12 Visits and Inspections. The Borrower will, and will cause each Subsidiary to, permit representatives of the Administrative Agent or any Bank, from time to time during regular business hours and upon reasonable notice, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

     SECTION 5.13 Limitations on Liens. Neither the Borrower nor any of its Subsidiaries will create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including shares of capital stock), real or personal, whether now owned or hereafter acquired, except:

     (a) Existing Liens described on Schedule 4.14;

     (b) Liens for taxes, assessments and other governmental charges or levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

     (c) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (A) which are not overdue for a period of more than sixty (60) days, (B) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP or (C) which have been bonded for the full amount thereof;

     (d) Liens consisting of deposits or pledges made in the ordinary course of business (A) in connection with or to secure a payment of, obligations under workers' compensation, unemployment insurance or similar legislation or (B) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations, in each case not incurred in connection with the borrowing of money or the payment of the deferred purchase price of property;

     (e) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

     (f) Liens granted to or in favor of the Administrative Agent for the benefit of the Banks;

     (g) purchase money Liens and Liens securing Capital Leases; provided that the Lien attaches only to the asset being purchased or leased and does not exceed 100% of the purchase price or fair market value of such asset;

     (h) attachment, judgment and similar Liens arising in connection with court proceedings other than any such Lien which would create an Event of Default under Section 6.01(i);

     (i) Liens on assets of Persons which become Subsidiaries after the date of this Agreement; provided that such Liens existed at the time the respective Persons became Subsidiaries and were not created in anticipation thereof;

     (j) Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower or any of its Subsidiaries in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Borrower or any of its Subsidiaries to provide collateral to the depository institution; and

     (k) other Liens on assets or other properties of the Borrower and its Subsidiaries; provided that the sum of the aggregate Consolidated Total Debt secured by such other Liens (exclusive of Consolidated Total Debt secured by Liens permitted by clauses (a) through (j) of this Section 5.13) shall not exceed an amount equal to $25,000,000.

     SECTION 5.14 Limitations on Mergers, Liquidations and Sales of Assets. Neither the Borrower nor any of its Subsidiaries will merge, consolidate or enter into any similar combination with any other Person; liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or sell its assets in one or more series of transactions except:

     (a) the Borrower and its Subsidiaries may sell assets if the aggregate amount of assets sold after the Closing Date, when aggregated with the aggregate amount of Permitted Investments and Permitted Loans and Advances made after the Closing Date, does not exceed the Test Amount;

     (b) any Subsidiary may merge with any other Subsidiary or with the Borrower (if the Borrower is the entity surviving such merger);

     (c) the Borrower may merge with any Person as long as the Borrower is the surviving Person and no Default shall have occurred before and after giving effect to such merger; and

     (d) any Subsidiary may sell all or a substantial portion of its assets to the Borrower or any other Subsidiary.

     SECTION 5.15 Certain Accounting Changes. The Borrower will not make any material change in its accounting treatment and reporting practices except as required by or as otherwise consistent with GAAP.

     SECTION 5.16 Change in Fiscal Year. The Borrower will not change its Fiscal Year without the consent of the Required Banks.

     SECTION 5.17 Restrictive Agreements. Neither the Borrower nor any of its Subsidiaries will enter into any agreement which causes or permits to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its capital stock to the Borrower or any Subsidiary, (ii) pay any indebtedness or other obligation owed to the Borrower or any Subsidiary, (iii) make any loans or advances to the Borrower or any Subsidiary or (iv) transfer any of its properties or assets to the Borrower or any Subsidiary.

     SECTION 5.18 Acquisitions. Neither the Borrower nor any of its Subsidiaries shall make any Acquisitions, provided that Permitted Acquisitions may be made if, after giving effect thereto, no Default would be caused thereby (giving effect thereto on a pro forma basis as to financial covenants).

     SECTION 5.19 Y2K Plan. The Borrower will meet the milestones contained in the Y2K Plan and will have all hardware and software systems Year 2000 Compliant and Ready (including all internal and external testing) on or before September 30, 1999.

     SECTION 5.20 Ratio of Consolidated Total Debt to Consolidated Total Capitalization. The ratio of Consolidated Total Debt to Consolidated Total Capitalization shall at all times be less than 0.55 to 1.00.

     SECTION 5.21 Limitation on Priority Debt. The Borrower shall not permit the outstanding principal amount of Priority Debt to exceed, in the aggregate, more than $25,000,000 at any time.


                                  ARTICLE VI.

                                    DEFAULTS

     SECTION 6.01 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     (a) the Borrower shall fail to pay when due any principal of, or any interest on, any Loan or shall fail to pay within three (3) Domestic Business Days of the date when due any fee or other amount payable hereunder; or

     (b) the Borrower shall fail to observe or perform any covenant contained in
Section 5.01(c)(v),  5.01(d), 5.01(f)(ii), 5.02, 5.05, 5.06, 5.09, 5.10, 5.11 to
5.18, inclusive, 5.20 or 5.21; or

     (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by clause (a) or (b) above) for thirty (30) days after the earlier of
(i) the first day on which the Borrower has knowledge of such failure or (ii) written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank; or

     (d) any representation, warranty, certification or statement made or deemed made by the Borrower in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

     (e) the Borrower or any Subsidiary shall (i) default in the payment of any item or items of Consolidated Total Debt outstanding of the Borrower or any Subsidiary (other than the Notes) the aggregate outstanding amount of which is in excess of $25,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created or (ii) default in the observance or performance of any other agreement or condition relating to any item or items of Consolidated Total Debt outstanding of the Borrower or any Subsidiary (other than the Notes) the aggregate outstanding amount of which is in excess of $25,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, which results in the acceleration of the maturity of Consolidated Total Debt outstanding of the Borrower or any Subsidiary or the mandatory prepayment or purchase of such Debt by the Borrower (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof, or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or

     (f) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

     (g) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

     (h) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower or any other member of the Controlled Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to, a Multiemployer Plan; or

     (i) one or more judgments or orders for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of thirty (30) days; or

     (j) a federal tax lien shall be filed against the Borrower or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of twenty-five (25) days after the date of filing; or

     (k) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B);

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents to be, and the Notes (together will all accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that if any Event of Default specified in clause (f) or (g) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon automatically terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan
Documents shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Notwithstanding the foregoing, the Administrative Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

     SECTION 6.02 Notice of Default. The Administrative Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                  ARTICLE VII.

                            THE ADMINISTRATIVE AGENT

     SECTION 7.01 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its Administrative Agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Administrative Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this
Article VII are solely for the benefit of the Administrative Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Administrative Agent shall be ministerial and administrative in nature, and the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

     SECTION 7.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

     SECTION 7.03 Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on the Loans) unless the Administrative Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall (subject to Section 9.05) take such action with respect to such Default as shall be directed by the Required Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Banks.

     SECTION 7.04 Rights of Administrative Agent and its Affiliates as a Bank. With respect to any Loan made by Wachovia or an Affiliate of Wachoiva, such Affiliate and Wachovia in their capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not an Affiliate of Wachovia (or in Wachovia's case, acting as the Administrative Agent), and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include such Affiliate of Wachovia or Wachovia in its individual capacity. Such Affiliate and Wachovia may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if they were not an Affiliate of the Administrative Agent or the Administrative Agent, respectively; and such Affiliate and Wachovia may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and Wachovia) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

     SECTION 7.05 Indemnification. Each Bank severally agrees to indemnify the Administrative Agent, to the extent the Administrative Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless a Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however, that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

     SECTION 7.06 CONSEQUENTIAL DAMAGES. THE ADMINISTRATIVE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     SECTION 7.07 Payee of Note Treated as Owner. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the provisions of
Section 9.07(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

     SECTION 7.08 Non-Reliance on Administrative Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Administrative Agent shall not be required to keep itself (or any Bank) informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Administrative Agent.

     SECTION 7.09 Failure to Act. Except for action expressly required of the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Administrative Agent by reason of taking, continuing to take, or failing to take any such action.

     SECTION 7.10 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Administrative Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's notice of resignation or the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent. Any successor Administrative Agent shall be a bank that has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder.

                                 ARTICLE VIII.

                      CHANGE IN CIRCUMSTANCES; COMPENSATION

          SECTION 8.01 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

     (a) the Administrative Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

     (b) the Required Banks advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding the relevant type of Fixed Rate Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans specified shall be suspended. Unless the Borrower notifies the Administrative Agent at least two (2) Domestic Business Days before the date of any Borrowing of Euro-Dollar Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

     SECTION 8.02 Illegality. If, after the date hereof, the adoption of any Applicable Law, or any change in any existing or future Applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority (any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Governmental Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Bank, together with accrued interest thereon and any amount due such Bank pursuant to Section 8.05(a). Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

     SECTION 8.03 Increased Cost and Reduced Return. (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any
Authority:

          (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any Euro-Dollar Loan, any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

          (iii) shall impose on any Bank (or its Lending Office) or the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that after the date hereof the adoption of any Applicable Law regarding capital adequacy, or any change in any existing or future Applicable Law, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     (d) The provisions of this Section 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

     SECTION 8.04 Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least five (5) Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

     (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (in all cases interest and principal on such Loans shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

     (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

In the event that the Borrower shall elect that the provisions of this Section shall apply to any Bank, the Borrower shall remain liable for, and shall pay to such Bank as provided herein, all amounts due such Bank under Section 8.03 in respect of the period preceding the date of conversion of such Bank's Loans resulting from the Borrower's election.

     SECTION 8.05 Compensation. Upon the request of any Bank, delivered to the Borrower and the Administrative Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

     (a) any payment or  prepayment  (pursuant to Section  2.09,  Section  2.10,
Section 8.02 or otherwise) of a Euro-Dollar Loan or a Money Market Loan on a date other than the last day of an Interest Period for such Euro-Dollar Loan or Money Market Loan, as the case may be;

     (b) any failure by the Borrower to prepay a Euro-Dollar Loan or a Money Market Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder;

     (c) any failure by the Borrower to borrow a Euro-Dollar Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02; or

     (d) any failure by the Borrower to borrow a Money Market Loan (with respect to which the Borrower has accepted a Money Market Quote) on the date for the Money Market Borrowing of which such Money Market Loan is a part specified in the applicable Money Market Quote Request delivered pursuant to Section 2.03;

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over
(y) the amount of interest  (as
reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.

                                  ARTICLE IX.

                                  MISCELLANEOUS

     SECTION 9.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective
(i) if given by telecopier, when such telecopy is transmitted to the telecopy number specified in this Section and the telecopy machine used by the sender provides a written confirmation that such telecopy has been so transmitted or receipt of such telecopy transmission is otherwise confirmed, (ii) if given by mail, seventy-two (72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, and (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or Article VIII shall not be effective until received.

     SECTION 9.02 No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 9.03       Expenses; Documentary Taxes; Indemnification.

     (a) The Borrower shall pay (i) all out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation of this Agreement and the other Loan Documents (subject to such limitations as are set forth in the Administrative Agent's Letter Agreement, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Administrative Agent or any Bank, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents.

     (b) The Borrower shall indemnify the Administrative Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

     (c) The Borrower shall indemnify the Administrative Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from investigation, litigation (including, without limitation, any actions taken by the Administrative Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Administrative Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

     SECTION 9.04      Setoffs; Sharing of Set-Offs.


     (a) The Borrower hereby grants to each Bank, as security for the full and punctual payment and performance of the obligations of the Borrower under this Agreement, a continuing lien on and security interest in all deposits and other sums credited by or due from such Bank to the Borrower or subject to withdrawal by the Borrower; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, each Bank may at any time upon or after the occurrence of any Event of Default, and without notice to the Borrower, set off the whole or any portion or portions of any or all such deposits and other sums against such obligations, whether or not any other Person or Persons could also withdraw money therefrom.

     (b) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Syndicated Notes held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Syndicated Notes held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Syndicated Notes held by the other Banks owing to such other Banks, and/or such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Syndicated Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that
(i) nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness (including, without limitation, Money Market Loans) of the Borrower other than its indebtedness under the Syndicated Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under Applicable Law, that any holder of a participation in a Syndicated Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     SECTION 9.05     Amendments and Waivers.

     (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or reduce the rate of interest on any Loan or any fees hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) reduce the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans, or (viii) release any guaranty given to support payment of the Loans.

     (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

     SECTION 9.06 Margin Stock Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

     SECTION 9.07      Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

     (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related Loan or Loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related Loan or Loans, (iii) the change of the principal of the related Loan or Loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) any fee is payable hereunder from the rate at which the Participant is entitled to receive interest or such fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (vi) the release of any guaranty given to support payment of the Loans. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement shall, within ten (10) Domestic Business Days of such sale, provide the Borrower and the Administrative Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.

     (c) Upon written notice to the Borrower delivered at least 1 Business Day prior to the proposed date of assignment, any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit J, executed by such Assignee, such transferor Bank and the Administrative Agent (and, in the case of: (i) an Assignee that is not then a Bank or an Affiliate of a Bank; and (ii) an assignment not made during the existence of a Default, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) the amount of the Commitment of the assigning Bank being assigned pursuant to such assignment (determined as of the effective date of the assignment) shall be equal to or greater than $5,000,000, (iii) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank without the consent of the Borrower, which consent shall not be unreasonably withheld, provided that the Borrower's consent shall not be necessary with respect to any assignment made during the existence of a Default and (iv) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank, without the consent of the Administrative Agent, which consent shall not be unreasonably withheld, provided, that although the Administrative Agent's consent may not be necessary with respect to an Assignee that is then a Bank or an Affiliate of a Bank, no such assignment shall be effective until the conditions set forth in the following sentence are satisfied. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Administrative Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Administrative Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment by the assigning Bank of a processing and recordation fee of (1) $1,000 if the Assignee is a Bank, an Affiliate of a Bank, or a Related Fund
of a Bank, or (2) $3,500 if the Assignee is not a Bank, an Affiliate of a Bank, or a Related Fund of a Bank, to the Administrative Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement (including, without limitation, the rights of a Bank under Section 2.03) to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Administrative Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to each of such Assignee and such transferor Bank.

     (d) Subject to the provisions of Section 9.08, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

     (e) No  Transferee  shall be entitled to receive any greater  payment under
Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     (f) Anything in this Section 9.07 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

     SECTION 9.08 Confidentiality. Each Bank agrees to exercise its best efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however, that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Administrative Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other

Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.08.

     SECTION 9.09 Representation by Banks. Each Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however, that, subject to Section 9.07, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

     SECTION 9.10 Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

     SECTION 9.11 Survival of Certain Obligations. Sections 8.03(a), 8.03(b), 8.05 and 9.03, and the obligations of the Borrower thereunder, shall survive, and shall continue to be enforceable notwithstanding, the termination of this Agreement and the Commitments and the payment in full of the principal of and interest on all Loans.

     SECTION 9.12 Georgia Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia.

     SECTION 9.13 Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

     SECTION 9.14 Interest. In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made to any Bank by the Borrower or inadvertently received by any Bank, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

     SECTION 9.15 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     SECTION 9.16 Consent to Jurisdiction. The Borrower (a) submits to personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents,

     (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (c) agrees that service of process may be made upon it in the manner prescribed in Section
9.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Administrative Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

     SECTION 9.17 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.



                               DARDEN RESTAURANTS, INC.


                               By:/s/ William R. White, III
                                  ----------------------------------------
                               Title: Vice President and Treasurer
                                     -------------------------------------

                               Darden Restaurants, Inc.
                               6100 Lake Ellenor Drive
                               Orlando, Florida 32809
                               Attention:  William R. White, III,
                               Vice President and Treasurer
                               Telecopy number:   (407) 245-6677
                               Telephone number: (407) 245-5142

                               with a copy to:

                               Darden Restaurants, Inc.
                               6000 Lake Ellenor Drive
                               Orlando, Florida 32809
                               Attention:  James O. McIntosh, Esq.
                               Telecopy number:   (407) 245-4844
                               Telephone number:  (407) 245-5318

COMMITMENT                     WACHOVIA BANK, N.A., as Administrative
----------                     Agent and as a Bank

$60,000,000
                               By:/s/ Kenneth Washington
                                  ----------------------------------------
                               Title: Vice President
                                     -------------------------------------

                               Lending Office
                               --------------
                               Wachovia Bank, N.A.
                               Syndication Services
                               191 Peachtree Street, N.E., (27th Floor)
                               Atlanta, Georgia  30303-1757
                               Attention:  Lynn Smith
                               Supervisor, Syndicated Loan Services
                               Telecopy number:      (404) 332-5144
                               Telephone number: (404) 332-6971

                               With a copy to:
                               Wachovia Corporate Services, Inc.
                               191 Peachtree Street, N.E. (29th Floor)
                               Atlanta, Georgia 30303
                               Attention:  Kenneth Washington
                               Vice President
                               Telecopy number:  (404) 332-5016
                               Telephone number: (404) 332-1044

COMMITMENT                     SUNTRUST BANK,  CENTRAL  FLORIDA,  N.A.
----------                     as Syndication  Agent and as a Bank

$52,500,000
                               By: /s/ Vipul H. Patel
                                  ---------------------------------------
                               Title: Vice President
                                     ------------------------------------

                               Lending Office
                               SunTrust Bank, Central Florida, N.A.
                               200 South Orange Ave.
                               Orlando, Florida 32801
                               Attention:  Michelle Wood
                               Telecopy number:    (407) 237-5342
                               Telephone number:  (407) 237-6070

                               With a copy to :
                               SunTrust Bank
                               201 Fourth Avenue North
                               Nashville, Tennessee 37219
                               Attention:  Vipul H. Patel
                               Vice President
                               Telecopy number:   (615) 748-5269
                               Telephone number:  (615) 748-4322

COMMITMENT                     FIRST UNION  NATIONAL BANK, as
----------                     Documentation  Agent and as a Bank

$52,500,000
                               By:/s/Charlie S. Beverly
                                  --------------------------------
                               Title: Senior Vice President
                                     -----------------------------

                               Lending Office
                               --------------
                               First Union National Bank
                               800 North Magnolia Avenue, Suite 800
                               Orlando, Florida 32803
                               Attention:  Charles S. Beverly
                               Senior Vice President
                               Telecopy number:   (407) 649-5757
                               Telephone number:  (407) 649-5959

COMMITMENT                     BANK OF AMERICA, N.A., as Co-Agent and as
----------                     a Bank
$45,000,000
                               By:/s/ Richard G. Parkhurst, Jr.
                                  -------------------------------------
                               Title: Managing Director
                                     ----------------------------------

                               Lending Office
                               --------------
                               Bank of America, N.A.
                               100 North Tryon Street, 17th Floor
                               Charlotte, North Carolina 28255
                               Attention: Richard G. Parkhurst, Jr.
                               Managing Director
                               Telecopy number:   (704) 386-3271
                               Telephone number:  (704) 386-1828

COMMITMENT                     FLEET NATIONAL BANK
----------
$30,000,000
                               By:/s/ Thomas J. Bullard
                                  -------------------------------
                               Title: Vice President
                                     ----------------------------

                               Lending Office
                               --------------
                               Fleet National Bank
                               One Federal Street, Mail Stop: MA OF 0320
                               Boston, Massachusetts 02110
                               Attention:  Thomas J. Bullard
                               Vice President
                               Telecopy number:   (617) 346-0689
                               Telephone number:  (617) 346-0146

COMMITMENT                     WELLS FARGO BANK, N.A.
----------
$30,000,000
                               By:/s/ Scott D. Bjelde
                                  --------------------------------
                               Title: Vice President
                                    ------------------------------

                               Lending Office
                               --------------
                               Wells Fargo Bank, N.A.
                               1445 Ross Avenue, 4th Floor
                               Dallas, Texas 75202
                               Attention:  Scott D. Bjelde
                               U.S. Corporate Banking
                               Telecopy number:   (214) 969-0371
                               Telephone number:  (214) 740-1327

COMMITMENT                     COMERICA BANK
----------
$30,000,000
                               By:/s/ Martin G. Ellis
                                  --------------------------------
                               Title: Vice President
                                     -----------------------------

                               Lending Office
                               Comerica Bank
                               500 Woodward Avenue
                               Detroit, Michigan 48226
                               Attention:  Martin G. Ellis
                               Vice President, U.S. Banking - East Group
                               Telecopy number:   (313) 222-3330
                               Telephone number:  (313) 222-6122

TOTAL COMMITMENTS:
-----------------
$300,000,000

                                  SCHEDULE 3.01

                           Calculation of Upfront Fees


    Committed Amount (in millions)            Fee (bps)

------------------------------------ ------------------------------------------
             $ $55.00                            10
------------------------------------ ------------------------------------------
------------------------------------ ------------------------------------------
                45.00                             8
------------------------------------ ------------------------------------------
------------------------------------ ------------------------------------------
                30.00                             6
------------------------------------ ------------------------------------------

         Average Upfront Fees (bps):             8.5

         Total Upfront Fees (dollars):        $255,000.00

                                  SCHEDULE 4.02

                              Material Subsidiaries

Material Subsidiary  Incorporated In    % of Total Revenues*  % of Total Assets*
-------------------  ---------------    -------------------   -----------------

  GMRI, Inc.           Florida                 84.05%               75.92%





































---------------------
*For the Fiscal Quarter ended August 29,1999.

                                  SCHEDULE 4.08

                              Environmental Matters

                                      NONE

                                  SCHEDULE 4.09

                                ERISA Disclosure

                                      NONE

                                  SCHEDULE 4.14

                          Description of Debt and Liens

Darden Restaurants, Inc.
Consolidated Total Debt Calculation
As of October 29, 1999
(In thousands)




a)    Interest Bearing Debt:

      10 year, 6.375 % unsecured notes, due Feb 2006           $150,000
      20 year, 7.125% unsecured debentures, due Feb 2016       $100,000
      ESOP Loan, variable rate, due Dec 2018                   $ 57,450
      Short term commercial paper                              $ 55,000
      Other, fixed rate debt                                   $  7,540
                                                               --------
        Subtotal                                                        $369,990


(b)  Deferred Purchase Price Obligations                                       0

(c)  Consolidated Capitalized Lease Obligations                                0

(d)  Liens (1)                                                              $121

(e)  Banker's Acceptances                                                      0

(f)  Consolidated Operating Lease Obligations                  $ 52,850 (2)
     Capitalization Factor                                         6.25
                                                               --------
     Product                                                            $330,313

(g)  Net Obligations on Hedging Agreements                                     0

(h)  Guarantees and Contingent Liabilities (3)                            $9,625
                                                                        --------

       Total                                                            $710,049
                                                                        ========




Notes:

(1)  See Exhibit A
(2)  For four fiscal quarters immediately preceding closing date
     (i.e. Annual period ended Aug.29, 1999)
(3)  See Exhibit B

                                    Exhibit A

                          Mechanics and Materials Liens




Location                    Lienor              Date                    Amount

BB #3007
Gwinnet County, GA        Aamco Paving         9/16/99                $12,767.85

"       "                 Sigman & Sigman      6/15/99                $ 6,590.00

"       "                 Moreland Altobelli   4/20/99                $ 8,592.50

"       "                 Peachtree Masonry    7/09/99                $ 8,806.31

                          Simpson Trucking &
"       "                 Grading, Inc.        8/17/99                $15,638.08

"       "                 Allied Ready Mix     8/03/99                  $ 449.44

"       "                 Neff Rental          4/20/99                $13,665.59

"       "                 Apex Supply          5/21/99                $17,486.50

OG #1039
N. Richland Hills, TX     Payless Cashways     4/13/99                $ 5,103.65

OG #1119
Irving, TX                Payless Cashways     4/13/99                $17,698.22

"       "                 Fabulous Finishes    3/10/99                $13,750.00
                                                                      ----------

                                             Total                   $120,548.14

                                    Exhibit B

                            DARDEN RESTAURANTS, INC.
                      GUARANTEES AND CONTINGENT LIABILITIES
                               ENDING OCTOBER 1999

--------------------- -------------------- ------------------------ ------------------------------- ------------------
                                                                    GUARANTEE OR                           TOTAL
CONCEPT               PROPERTY             STATUS                   CONTINGENT LIABILITY                   LIABILITY
CASA GALLARDO         Casa #13             Lease  assigned  to  El  Annual  rent  years:   1-5  is         $   35,750
                      Charlotte, NC        Torito.                  $30,000,
                                           Term of original  lease  6-10  is  $33,000,   11-15  is
                                           is                       $36,300
                                           10/80 through 9/00.      and 16-20 is $39,000.
                                                                    End of 10/99
                                                                    we are in
                                                                    20th year.

CASA GALLARDO         Casa #16             Lease  assigned  to  El  Annual  rent  years:   1-8  is           $392,917
                      Charlotte, NC        Torito.                  $75,000,
                                           Term of original  lease  9-16 is $90,000 and 17-20 is
                                           is                       $115,000.
                                           4/83 through 3/03.       End of  10/99  we are in  17th
                                                                    year.

CASA GALLARDO         Casa #23             Lease  assigned  to  El  Rent increases $1,000 per yr             $281,000
                      Winston Salem, NC    Torito.                  until   16th   lease  yr  then
                                           Term of original lease $2,000.
                                           is                       End of  10/99  we are in  17th
                                           4/83 through 4/04.       year.
                                                                    17th   lease   year   rent  is
                                                                    $58,000

CASA GALLARDO         Casa #25             Lease assigned to El     Rent increases 4% per year               $733,927
                      Daytona Beach, FL    Torito.     Term     of  through end of term.
                                           original                 End of  10/99  we are in  18th
                                           lease  is 4/82  through  year.
                                           4/08.                    18th   lease   year   rent  is
                                                                    $72,790

CASA GALLARDO         Casa #30             Lease  assigned  to  El  Annual  rent  years:   1-5  is           $270,833
                      Tampa, FL            Torito.                  $50,000,
                                           Term of original  lease  6-10   is   $55,000,11-15   is
                                           is                       $60,000
                                           8/83 through 12/03.      and 16-20 is $65,000.
                                                                    End of 10/99
                                                                    we are in
                                                                    17th year.

CASA GALLARDO         Casa #34             Lease assigned to El     $108,000 per year.                       $270,000
                      Chesterfield, MO     Torito.     Term     of  End of  10/99  we are in  18th
                                           original                 year.
                                           lease  is 5/82  through
                                           4/02.

CASA GALLARDO         Casa #35             Leass assigned to El     $35,000 per year.                        $113,750
                      Fairview Hts., IL    Torito.     Term     of  End of  10/99  we are in  17th
                                           original                 year
                                           lease  is 7/82  through
                                           1/03.

CASA GALLARDO         Casa #42             Lease  assigned  to  El  Annual  rent  years:   1-5  is           $138,750
                      Evansville, IN       Torito.                  $28,000,
                                           Term of original  lease  6-10 is $35,000, 11-15 is
                                           is                       $40,000 and 16-20 is $45,000.
                                           11/82 through 11/02.     End of  10/99  we are in  17th
                                                                    year.
                                                                                                    ------------------



                                                    CASA GALLARDO TOTAL                                    $2,236,927
                                                                                                           ==========



RED LOBSTER           Unit #242            Land lease assigned to   $30,000 per year                       $  222,500
                      Nashville, TN        Allied Partners          through 3/30/07

RED LOBSTER           Unit #527            Land lease assigned to   $236,456 per year                      $2,719,244
                      Norwalk, CA          Country Harvest Buffet   through 4/27/11
                                           Restaurants

RED LOBSTER           Unit #584            Land lease assigned to   $86,240 per year                       $  172,480
                      South Portland, ME   Miramar Restaurant       through 10/13/01
                                           Association

RED LOBSTER           Unit #626            Land lease assigned to   $103,500 per year                      $  276,000
                      Boca Raton, FL       ABC Liquor               through 6/30/02
                                                                                                            ---------


                                                    RED LOBSTER TOTAL                                      $3,390,224
                                                                                                           ==========






                                                                    GUARANTEE OR                           TOTAL
CONCEPT               PROPERTY             STATUS                   CONTINGENT LIABILITY                 LIABILITY

CHINA COAST           Unit #6025           Lease assigned to        Annual  rent  years:   1-5  is         $  935,333
                      Indianapolis, IN     Landry's Seafood.        $80,000,
                                           Term of original  lease  6-10 is $92,000, 11-15 is
                                           is                       $105,800
                                           10/93 through 3/09.      End  of  10/99  we  are in 6th
                                                                    year.

CHINA COAST           Unit #6013           Lease assigned to        $79,350 per year                       $  297,563
                      Cuyahoga Falls,      Landry's Seafood.        through 7/06/03
                      Ohio                                          End  of  10/99  we  are in 6th       ____________
                                                                    year.

                                                    CHINA COAST TOTAL                                      $1,232,896
                                                                                                           ==========




OLIVE GARDEN          Unit #1164           Subleased     to    Art  $220,800 per year                              $0
                      Ft. Lauderdale, FL   Institute                lease terminated 5/99
                                           for $12,800 per month
                                           through      expiration
                                           date of
                                           original lease of 5/99.

OLIVE GARDEN          Unit #1308           Land lease assigned to   Annual rent years:                     $1,411,570
                      Tustin, Ca           Hof's Hut Restaurants    1-5  is   $84,000,   6-10   is
                                           Term of original lease   $96,600,
                                           01/92 through 01/12      11 - 15 is $111,090 and
                                                                    16 - 20 is $127,754
                                                                    End  of  10/99  we  are in 8th
                                                                    year.

OLIVE GARDEN          Unit #1400           Land lease assigned to   $287,352 per year                      $1,005,732
                      Kew Gardens, NY      Medisys Ventures, Inc.   through 4/25/03
                                                                    End of 10/99
                                                                    we are in
                                                                    7th year.

OLIVE GARDEN          Unit #1019           Land lease subleased to  $72,000 per year                       $  156,000
                      Hollywood, FL        Morrison's Restaurant    through 12/01.
                                           Term of original lease End of 10/99
                                           we are in 13th 01/86 through 12/01
                                           year. ___________

                                                    OLIVE GARDEN TOTAL                                     $2,573,302
                                                                                                           ==========



DARRYLS               Unit #1871           Property was sold and    $7,500 per year                        $   71,875
                      Birmingham, AL       lease assigned to New    through 5/09
                                           Orleans Cafe.                                                  ___________

                                                    DARRYLS TOTAL                                          $   71,875
                                                                                                              =======


                                                      TOTAL GUARANTEES AND CONTINGENT
                                                         LIABILITIES FOR US PROPERTIES                     $9,505,224
                                                                                                           ==========





--------------------- -------------------- ------------------------ ------------------------------- ------------------
                                                                    GUARANTEE OR                             TOTAL
CONCEPT               PROPERTY             STATUS                   CONTINGENT LIABILITY                   LIABILITY

OLIVE GARDEN          #4307                Subleased to             $212,810 per year                      $  141,873
CANADA                Toronto, Ont         Prime Restaurant         until 06/30/2000
                                           Group, Inc

                      #4306                Subleased to             $224,090 per year                      $         0
                      Thornhill, Ont       Grissanti's Restaurants  until 05/31/2000
                      per C. Mescher,
                      lease  has been
                      terminated                                                                          ___________


                                                      TOTAL GUARANTEES AND CONTINGENT
                                                         LIABILITIES FOR CDN PROPERTIES
                                                         (CDN $)                                           $  141,873

                                                                                                               0.6812
                                                      Exchange Rate



                                     TOTAL GUARANTEES AND CONTINGENT
                         LIABILITIES FOR CDN PROPERTIES
                                        (US $)                                                             $   96,644

                                                                               Inave Loan                  $   23,241
                                                                                                              -------


                                     TOTAL GUARANTEES AND CONTINGENT
                                        LIABILITIES                                                        $9,625,109
                                                                                                           ==========

                                  SCHEDULE 4.15

                              Litigation Disclosure

                                      NONE

                                    EXHIBIT A

                                 SYNDICATED NOTE

   $____________                                                Atlanta, Georgia
                                                                October 29, 1999

     For value received, DARDEN RESTAURANTS, INC., a Florida corporation (the "Borrower"), promises to pay to the order of

(the "Bank"), for the account of its Lending Office, the principal sum of ________________ ______________________________ and No/100 Dollars
($____________), or such lesser amount as shall equal the unpaid principal amount of each Syndicated Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Syndicated Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303, or such other address as may be specified from time to time pursuant to the Credit Agreement.

     All Syndicated Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make, or any error of the Bank in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This Syndicated Note is one of the Syndicated Notes referred to in the Credit Agreement dated as of October 29, 1999 among the Borrower, the banks listed on the signature pages thereof and their successors and assigns, and Wachovia Bank, N.A., as Administrative Agent (as the same may be amended or modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the maturity hereof.

     The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

     The Borrower agrees, in the event that this Syndicated Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys' fees.

     IN WITNESS WHEREOF, the Borrower has caused this Syndicated Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.

                                      DARDEN RESTAURANTS, INC.

                                      By:
                                         --------------------------------------
                                      Title:
                                         --------------------------------------

                   SYNDICATED LOANS AND PAYMENTS OF PRINCIPAL



                                       Amount of
        Type of  Interest  Amount of   Principal    Maturity       Notation
Date     Loan*    Rate       Loan       Repaid        Date          Made By
----     -----    ----       ----       ------        ----          -------

















----------------------------------------
*  I.e., a Base Rate or Euro-Dollar Loan.

                                    EXHIBIT B

                                MONEY MARKET NOTE

    $300,000,000                                                Atlanta, Georgia
                                                                October 29, 1999

     For value received, DARDEN RESTAURANTS, INC., a Florida corporation (the "Borrower"), promises to pay to the order of

(the "Bank"), for the account of its Lending Office, the principal sum of THREE HUNDRED MILLION AND NO/100 DOLLARS ($300,000,000), or such lesser amount as shall equal the unpaid principal amount of each Money Market Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Money Market Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303, or such other address as may be specified from time to time pursuant to the Credit Agreement.

     All Money Market Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make, or any error of the Bank in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This Money Market Note is one of the Money Market Notes referred to in the Credit Agreement dated as of October 29, 1999 among the Borrower, the banks listed on the signature pages thereof and their successors and assigns, and Wachovia Bank, N.A., as Administrative Agent (as the same may be amended or modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the maturity hereof.

     The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

     The Borrower agrees, in the event that this Money Market Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys' fees.

     IN WITNESS WHEREOF, the Borrower has caused this Money Market Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.

                                     DARDEN RESTAURANTS, INC.


                                     By:
                                       ----------------------------------------
                                     Title:
                                          -------------------------------------

                  MONEY MARKET LOANS AND PAYMENTS OF PRINCIPAL

                                    Amount of
          Interest     Amount of    Principal    Maturity     Notation
Date       Rate         Loan         Repaid        Date        Made By
----       ----         ----         ------        ----        -------

                                    EXHIBIT C

                                   OPINION OF
                            COUNSEL FOR THE BORROWER

           [Dated as provided in Section 3.01 of the Credit Agreement]
                                  ------------

To the Banks and the Administrative Agent
  Referred to Below
c/o Wachovia Bank, N.A.,
  as Administrative Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303

Dear Sirs:

     I have acted as counsel for Darden Restaurants, Inc. (the "Borrower") in my capacity as Associate General Counsel of the Borrower, in connection with the Credit Agreement (the "Credit Agreement") dated as of October 29, 1999 among the Borrower, the banks listed on the signature pages thereof, and Wachovia Bank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. I have assumed for purposes of my opinions set forth below that the execution and delivery of the Credit Agreement by each Bank and by the Administrative Agent have been duly authorized by each Bank and by the Administrative Agent. As to questions of fact relating to the Borrower material to such opinions, I have relied upon representations of appropriate officers of the Borrower.

     Upon the basis of the foregoing, I am of the opinion that:

     1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Florida and has all corporate powers required to carry on its business as now conducted.

     2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument which to my knowledge is binding upon the Borrower and (v) to my knowledge, except as provided in the Credit Agreement, do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

     3. The Credit Agreement constitutes a valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and the Notes constitute valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by: (i) bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

     4. To my knowledge, there is no action, suit or proceeding pending, or threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, Consolidated financial position or Consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of the Credit Agreement or any Note.

     5. Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     6. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     7. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     I am qualified to practice in the State of Florida and do not purport to be an expert on any laws other than the laws of the United States and the State of Florida, and this opinion is rendered only with respect to such laws. I have made no independent investigation of the laws of any other jurisdiction.

     I express no opinion as to the laws of any jurisdiction wherein any Bank may be located which limits rates of interest which may be charged or collected by such Bank other than in paragraph 3 with respect to the State of Florida.

     This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you or any Assignee, Participant or other Transferee under the Credit Agreement, without my prior written consent.

                                          Respectfully,

                                    EXHIBIT D


                                   OPINION OF
             WOMBLE CARLYLE SANDRIDGE & RICE, PLLC, SPECIAL COUNSEL
                          FOR THE ADMINISTRATIVE AGENT

           [Date as provided in Section 3.01 of the Credit Agreement]
                                  ------------

To the Banks and the Administrative Agent
  Referred to Below
c/o Wachovia Bank, N.A.,
  as Administrative Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757
Attention: Loan Syndications

Dear Sirs:

     We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of October 29, 1999 among Darden Restaurants, Inc., a Florida corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks"), and Wachovia Bank, N.A., as Administrative Agent (the "Administrative Agent"), and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to
Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia which Interpretive Standards are incorporated herein by this reference.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, and assuming the due authorization, execution and delivery of the Credit Agreement and each of the Notes by or on behalf of the Borrower, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms except as: (i) the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, fraudulent conveyance, voidable preference, moratorium or similar laws applicable to creditors' rights or the collection of debtors' obligations generally; (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and (iii) the enforceability of certain of the remedial, waiver and other provisions of the Credit Agreement and the Notes may be further limited by the laws of the State of Georgia; provided, however, such additional laws do not, in our opinion, substantially interfere with the practical realization of the benefits expressed in the Credit Agreement and the Notes, except for the economic consequences of any procedural delay which may result from such laws.

     In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction except the State of Georgia. We express no opinion as to the effect of the compliance or noncompliance of the Administrative Agent or any of the Banks with any state or federal laws or regulations applicable to the Administrative Agent or any of the Banks by reason of the legal or regulatory status or the nature of the business of the Administrative Agent or any of the Banks.

     This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you and any Assignee, Participant or other Transferee under the Credit Agreement without our prior written consent.

                                   Very truly yours,

                                   WOMBLE CARLYLE SANDRIDGE & RICE,
                                   a Professional Limited Liability Company


                                   By:
                                      -----------------------------------------

                                    EXHIBIT E

                           MONEY MARKET QUOTE REQUEST

                                     [Date]

To:               Wachovia Bank, N.A.,
                  as Administrative Agent

From:             Darden Restaurants, Inc.

Re:               Money Market Quote Request

     Pursuant to Section 2.03 of the Credit Agreement (the "Credit Agreement") dated as of October 29, 1999, among Darden Restaurants, Inc., the banks listed on the signature pages thereof, and Wachovia Bank, N.A., as Administrative
Agent, we hereby give notice that we request Money Market Quotes for the following proposed Money Market Borrowing(s)

Date of Borrowing:

Principal Amount*                                            Interest Period**










  Terms used herein have the meanings assigned to them in the Credit Agreement.


                                        DARDEN RESTAURANTS, INC.

                                        By:
                                          -------------------------------------
                                        Title:
                                            -----------------------------------




-----------------------------
*   Amount must be $5,000,000 or a larger multiple of $1,000,000.
**  A period of 7 to 180 days.

                                    EXHIBIT F

                               MONEY MARKET QUOTE

Wachovia Bank, N.A.,
  as Administrative Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757

Attention:

         Re:      Money Market Quote to Darden Restaurants, Inc.(the "Borrower")

     This Money Market Quote is given in accordance with Section 2.03(c)(ii) of the Credit Agreement (the "Credit Agreement") dated as of October 29, 1999, among Darden Restaurants, Inc., the banks listed on the signature pages thereof (the "Banks"), and Wachovia Bank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein as defined therein.

     In response to the Borrower's invitation dated ____________ __, ____, we hereby make the following Money Market Quote on the following terms:

         1.       Quoting Bank:

         2.       Person to contact at Quoting Bank:

         3.       Date of Borrowing:(1)

         4. We hereby offer to make Money Market Loan(s) in the following minimum and maximum principal amounts, for the following Interest Periods and at the following rates:

Minimum Principal    Maximum Principal
 Amount (2)              Amount (2)         Interest Period (3)  Interest Rate
 ------                  ------             ----------------     -------------








-------------------------
(1)     As specified in the related Money Market Quote Request.
(2) The principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $5,000,000 or a larger multiple of $1,000,000.
(3)     A period of 7 to 180 days.

     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Money Market Loan(s) for which any offer(s) [is] [are] accepted, in whole or in part (subject to the third sentence of Section 2.03(e) of the Credit Agreement).

                                 Very truly yours,

                                 [Name of Bank]


Dated:                           By:
                                    -------------------------------------------
                                    Authorized Officer

                                    EXHIBIT G

                               CLOSING CERTIFICATE
                                       OF
                            DARDEN RESTAURANTS, INC.

     Reference is made to the Credit Agreement(the "Credit Agreement") dated as of October 29, 1999, among Darden Restaurants, Inc. (the "Borrower"), Wachovia Bank, N.A., as Administrative Agent and as a Bank, and certain other Banks listed on the signature pages thereof. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

     Pursuant to Section 3.01(e) of the Credit Agreement, ___________________, the duly authorized ____________________ of the Borrower, hereby certifies to the Administrative Agent and the Banks that: (i) no Default has occurred and is continuing on the date hereof; and (ii) the representations and warranties of the Borrower contained in Article IV of the Credit Agreement are true on and as of the date hereof.

     Certified as of the 29th day of October, 1999.


                                    DARDEN RESTAURANTS, INC.



                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------

                                    EXHIBIT H

                            DARDEN RESTAURANTS, INC.

                             SECRETARY'S CERTIFICATE

     The undersigned, _____________, _______ Secretary of Darden Restaurants, Inc., a Florida corporation (the "Borrower"), hereby certifies that he has been duly elected, qualified and is acting in such capacity and that, as such, he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the Credit Agreement dated as of October 29, 1999 among the Borrower, Wachovia Bank, N.A., as Administrative Agent and as a Bank, and certain other Banks listed on the signature pages thereof, that:

     1. Attached hereto as Exhibit A is a complete and correct copy of the Certificate of Incorporation of the Borrower as in full force and effect on the date hereof as certified by the Secretary of State of the State of Florida, the Borrower's state of incorporation.

     2. Attached hereto as Exhibit B is a complete and correct copy of the Bylaws of the Borrower as in --------- full force and effect on the date hereof.

     3. Attached hereto as Exhibit C is a complete and correct copy of the resolutions duly adopted by the Board of Directors of the Borrower on ___________ __, 19__ approving, and authorizing the execution and delivery of, the Credit Agreement, the Notes (as such term is defined in the Credit Agreement) and the other Loan Documents (as such term is defined in the Credit Agreement) to which the Borrower is a party. Such resolutions have not been repealed or amended and are in full force and effect, and no other resolutions or consents have been adopted by the Board of Directors of the Borrower in connection therewith.

     4.     ____________, who as ________________________ of the Borrower signed the Credit Agreement, the Notes and the other Loan Documents to which the Borrower is a party, was duly elected, qualified and acting as such at the time he signed the Credit Agreement, the Notes and other Loan Documents to which the Borrower is a party, and his signature appearing on the Credit Agreement, the Notes and the other Loan Documents to which the Borrower is a party is his genuine signature.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the 29th day of October, 1999.



                                     Name:
                                         -------------------------------------
                                     Title:

                                    EXHIBIT I

                    FORM OF OFFICER'S COMPLIANCE CERTIFICATE

     The undersigned, on behalf of DARDEN RESTAURANTS, INC., a corporation organized under the laws of Florida (the "Borrower"), hereby certifies to Wachovia Bank, N.A. (the "Administrative Agent"), and the Banks (as defined in the Credit Agreement described below) as follows:

     1. This Certificate is delivered to you pursuant to Section 5.01(b) of the Credit Agreement, dated as of October 29, 1999 (the "Credit Agreement"), among the Borrower, the Banks listed therein, and the Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined.

     2. I have reviewed the financial statements of the Borrower and its Subsidiaries dated as of _________________ and for the _____________ period[s] then ended and such statements fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of its operations and cash flows for the period[s] indicated.

     3. I have reviewed the terms of the Credit Agreement, the Notes and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate [except, {if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto}].

     4. The Pricing Level and the Applicable Margin are set forth on the attached Schedule 1, the Borrower and its Subsidiaries are in compliance with the covenant contained in Section 5.20 of the Credit Agreement as shown on such
Schedule 1, and the Borrower and its Subsidiaries are in compliance with the other covenants and restrictions contained in Article V of the Loan Agreement.

     5. Schedule 2 sets forth a list of Material Subsidiaries and the percent of total revenues of the Borrower and its Subsidiaries and percent of total assets of the Borrower and its Subsidiaries which each such Material Subsidiary represents.

     WITNESS  the  following  signature  as of the ______  day of  ____________,
______.

                                    DARDEN RESTAURANTS, INC.


                                     By:
                                       ---------------------------------
                                     Name:
                                     Title:

                                   Schedule 1
                                       to
                        Officer's Compliance Certificate

         1.       Pricing Level

                  (a)      Debt Rating of the Company's Senior Debt by

                           (i)      S&P              ___________

                           (ii)     Moody's          ___________

                           (iii)    Duff & Phelps    ___________

                  (b)      Pricing Level:            ___________

                  (c)      Applicable Margin         ___________

         2.       Ratio of Consolidated Total Debt to Consolidated Total
                  ------------------------------------------------------
                  Capitalization (Section 5.20)
                  ------------------------------

                  Ratio of Consolidated Total Debt
                  to Consolidated Total Capitalization:

                  (a) Consolidated Total Debt as of the end of the Fiscal Quarter ending on or immediately prior to the date hereof: $___________

                  (b) Consolidated Total Capitalization as of the end of the Fiscal Quarter ending on or immediately prior to the date hereof: $___________

                  (c)      Ratio of (a) to (b):      ___________

                  (d)      Maximum Ratio permitted:             0.55 to 1.00

                                   Schedule 2
                                       to
                        Officer's Compliance Certificate


 Material Subsidiary  Incorporated In   % of Total Revenues   % of Total Assets
 -------------------  ---------------   -------------------   -----------------

                                    EXHIBIT J

                            ASSIGNMENT AND ACCEPTANCE

                         Dated ________________ __, ____

     Reference is made to the Credit Agreement dated as of October 29, 1999 (together with all amendments and modifications thereto, the "Credit Agreement") among Darden Restaurants, Inc., a Florida corporation (the "Borrower"), the Banks (as defined in the Credit Agreement), and Wachovia Bank, N.A., as Administrative Agent (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

     _____________________________________________________  (the "Assignor") and
_____________________________________________ (the "Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, without recourse to the Assignor, and the Assignee hereby purchases and assumes from the Assignor, a ______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a ______% interest (which on the Effective Date hereof is $_______________) in the Assignor's Commitment and a ______% interest (which on the Effective Date hereof is $_______________) in the Syndicated Loans owing to the Assignor [and a ___% interest in the Money Market Loans owing to the Assignor] and a ______% interest in the Syndicated Note held by the Assignor (which on the Effective Date hereof is $__________________).

     2. The Assignor (i) has delivered written notice to the Borrower of the assignment to be made pursuant to this Assignment and Acceptance, as required pursuant to Section 9.07(c) of the Credit Agreement, (ii) makes no representation or warranty other than as set forth in clause (i) of this paragraph  and  assumes  no  responsibility  with  respect  to  any  statements, warranties or representations made in or in connection with the Credit Agreement, any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $_________________ and the aggregate outstanding principal amount of Syndicated Loans [and Money Market Loans] owing to it (without giving effect to assignments thereof which have not yet become effective) is
$_________________; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note[s] referred to in paragraph 1 above and requests that the Administrative Agent exchange such Note[s] as follows: [a new Syndicated Note dated _______________, ____ in the principal amount of _________________ payable to the order of the Assignee] [new Syndicated Notes as follows: a Syndicated Note dated

_________________,  ____ in the principal amount of $_______________  payable to the order of the Assignor and a Syndicated Note dated ______________, ____ in the principal amount of $______________ payable to the order of the Assignee] [and a new Money Market Note dated _______, ____ in the principal of $_________ payable to the order of the Assignee].

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.12(a) thereof (or any more recent financial statements of the Borrower delivered pursuant to Section 5.01(a)(i) or (ii) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof, (vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action[, and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].*

     4.     The  Effective  Date for this  Assignment  and  Acceptance  shall be
_______________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for execution and acceptance by the Administrative Agent [and to the Borrower for execution by the Borrower]**.

     5. Upon such execution and acceptance by the Administrative Agent [and execution by the Borrower]**, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Section
8.03 and Section 9.03 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

     6. Upon such execution and acceptance by the Administrative Agent [and execution by the Borrower]**, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee

--------------------------------------
* If the Asignee is organized under the laws of a jurisdiction outside the United States.
** If required under the Credit Agreement.

shall make all appropriate adjustments in payments for periods prior to such acceptance by the Administrative Agent directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.

                                    [NAME OF ASSIGNOR]

                                     By:
                                        ---------------------------------------
                                     Title:

                                     [NAME OF ASSIGNEE]

                                     By:
                                        ---------------------------------------
                                     Title:

                                     Lending Office:
                                     [Address]


                                     WACHOVIA BANK, N.A., as Administrative
                                     Agent

                                     By:
                                       ----------------------------------------
                                     Title:

                                     [DARDEN RESTAURANTS, INC.]**

                                     By:
                                       ----------------------------------------
                                     Title:

                                    EXHIBIT K

                               NOTICE OF BORROWING

                                                 ----------, ----


Wachovia Bank, N.A., as Administrative Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757



     Re: Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of October 29, 1999 by and among Darden Restaurants, Inc., the Banks from time to time parties thereto, and Wachovia Bank, N.A., as Administrative Agent

Gentlemen:

     Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

     This Notice of Borrowing is delivered to you pursuant to Section 2.02 of the Credit Agreement.

     The Borrower hereby requests a [Euro-Dollar Borrowing][Base Rate Borrowing] in the aggregate principal amount of $___________ to be made on ________, ____, and for interest to accrue thereon at the rate established by the Credit Agreement for [Euro-Dollar Loans] [Base Rate Loans]. The duration of the Interest Period with respect thereto shall be [1 month] [2 months] [3 months] [6 months].

     The Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer this ___ day of ____, ____.

                                    DARDEN RESTAURANTS, INC.


                                    By:
                                       ----------------------------------------
                                    Title: